Exhibit 10.15

OFFICE LEASE AGREEMENT

GAINEY CENTER II

8501 NORTH SOTTSDALE ROAD

SUITE #280

SCOTTSDALE, ARIZONA 85258

EXHIBITS:

(A)	PREMISES
(B)	RULES AND REGULATIONS
(C)	PARKING RULES AND REGULATIONS
(D)	TENANT IMPROVEMENTS
(E)	CONFIRMATION OF COMMENCEMENT DATE
(F)	COMMERCIAL MOISTURE ADDENDUM
(G)	RENEWAL TERM PROVISIONS

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT, dated June 12, 2007, is made and entered into by GAINEY CENTER II LLC, a Delaware limited liability company (the “Landlord”), and LCSI HOLDING, INC., a Delaware corporation (the “Tenant”). In consideration of the mutual promises and representations set forth in this Lease, Landlord and Tenant agree as follows:

ARTICLE 1.	SUMMARY AND DEFINITION OF CERTAIN LEASE PROVISIONS AND EXHIBITS

1.1	The following terms and provisions of this Lease, as modified by other terms and provisions hereof, are included in this Section 1.1 for summary and definitional purposes only. If there is any conflict or inconsistency between any term or provision in this Section 1.1 and any other term or provision of this Lease, the other term or provision of this Lease shall control:

(a)	Landlord:	Gainey Center II LLC, a Delaware limited liability company

(b)	Address of Landlord for Notices:	Gainey Center II LLC	With a	Invesco Real Estate
		c/o CB Richard Ellis Real Estate	copy to:	Three Galleria Tower, Suite 500
		1620 S. Stapley Drive, Suite 218		13155	Noel	Road
		Mesa, Arizona 85204		Dallas,	Texas	75240
		Attn.: Property Manager		Attn.: Asset Manager

(c)	Tenant:	LCSI Holding, Inc.

(d)	Address of Tenant for Notices:	8501 North Scottsdale Road
	(Include Main/Hdq. Address)	Suite 280
Scottsdale, Arizona 85258
Attn: Wayne G. Monie

(e)

Lease Term: Sixty (60) months commencing on the later to occur of: (i) the date on which Landlord achieves Substantial Completion of the Work (as contemplated by Exhibit D attached hereto), and (ii) August 1, 2007 (the “Commencement Date”), and ending on the last day of the calendar month of the fifth (5th) anniversary of the Commencement Date.

(f)	Building: The office building located at 8501 North Scottsdale Road, Scottsdale, Arizona 85258 (the “Building”).

(g)

Premises: Suite 280 on the second floor of the Building, as shown on Exhibit A, consisting of approximately 4,012 Rentable Square Feet, which has been calculated in conformance with BOMA standards (Z65.1 (1996)).

(h)	Minimum Monthly Rent: Minimum Monthly Rent shall be in the following amounts, plus applicable Rent Tax for each full calendar month commencing on the Commencement Date:

Lease Month	Annual Minimum Rent Rate Per Rentable Square Foot (not including Rent Tax)	Minimum Monthly Rent (not including Rent Tax)

1-12	$33.00	$11,033.00
13-24	$34.00	$11,367.33
25-36	$35.00	$11,701.67
37-48	$36.00	$12,036.00
49-60	$37.00	$12,370.33

(i)	Tenant’sBase Share: (see Article 5).

(j)	Expense Stop: The term “Expense Stop” shall mean the actual per square foot (based on Rentable Square Footage) Operating Costs during the 2007 Operating Year (“Base Year”), provided, however, that for purposes of establishing the Expense Stop, the Operating Costs shall be calculated as if the Building were 95% occupied and 100% assessed for taxes.

(k)	Security Deposit: A Security Deposit of $12,000.00 is required and shall be deposited with Landlord at the time this Lease is signed by Tenant and delivered to Landlord

(l)	Parking: Four (4) covered reserved parking spaces at a rental rate of $65.00 per space per month (plus applicable Rent Tax), and four (4) covered unreserved parking spaces at a rental rate of $45.00 per space per month (plus applicable Rent Tax), and eight (8) uncovered unreserved parking spaces at a rental rate of $25.00 per space per month (plus applicable Rent Tax). The use of uncovered, unreserved parking spaces shall be governed by Exhibit C attached hereto.

(m)	Building Hours: 6:00 am to 6:00 p.m. Monday through Friday; 8:00 am to 12:00 p.m. Saturday. Closed Sundays and all legal holidays. Subject to conditions and circumstances occurring outside the reasonable control of Landlord, Tenant shall have reasonable access to the Premises 24 hours per day, seven days per week.

1.2	The following exhibits (the “Exhibits”) and addenda are attached hereto and incorporated herein by this reference:

Exhibit A	Premises
Exhibit B	Rules and Regulations
Exhibit C	Parking Rules and Regulations
Exhibit D	Tenant Improvements
Exhibit E	Confirmation of Commencement Date
Exhibit F	Commercial Moisture Addendum
Exhibit G	Renewal Term Provisions

The Office Lease Agreement and the Exhibits are collectively referred to herein as the “Lease.”

ARTICLE 2.	PREMISES/RIGHT TO USE COMMON AREAS

2.1	Landlord leases to Tenant and Tenant leases from Landlord the Premises, for and subject to the terms and provisions set forth in this Lease. This Lease is subject to all liens, encumbrances, parking and access easements, restrictions, covenants, and all other matters of record, the Rules and Regulations described in Article 14 and the Parking Rules and Regulations described in Article 6. Tenant and Tenant’s agents, contractors, customers, directors, employees, invitees, and officers (collectively, the “Tenant’s Permittees“1 have a non-exclusive privilege and license, during the Lease Term, to use the non-restricted Common Areas in common with all other authorized users thereof.

2.2	For purposes of this Lease, the following terms have the definitions set forth below:

(a)	“Automobile Parking Areas” means all areas designated for automobile parking upon the Land. Automobile Parking Areas are Common Areas, but certain parking areas are restricted. (See Parking Rules & Regulations).

(b)	“Common Areas” means those areas within the Building and Land not leased to any tenant and which are intended by Landlord to be available for the use, benefit, and enjoyment of all occupants of the Building.

(c)	“Interior Common Facilities” means lobbies, corridors, hallways, elevator foyers, restrooms, mail rooms, mechanical and electrical rooms, janitor closets, and other similar facilities used by tenants or for the benefit of tenants on a non-exclusive basis. Access to certain Interior Common Facilities is restricted.

(d)	“Project” means the building located at 8501 North Scottsdale Road, Scottsdale, Arizona 85258 and the parcel(s) of land containing said buildings, all known collectively as Gainey Center II.

(e)	“Load Factor” means the quotient of the Rentable Square Footage of the Building divided by the aggregate Usable Square Footage of all premises and occupiable space in the Building, and is subject to change from time to time, provided that such change shall be in accordance with BOMA standards (Z65.1 (1996)).

(f)	“Rentable Square Footage” means (1) with respect to the Building, the sum of the total area of all floors in the Building (including Interior Common Facilities but excluding stairs, elevator shafts, vertical shafts, parking areas and exterior balconies), computed by measuring to the exterior surface of permanent outside walls; and (2) with respect to the Premises, the Usable Square Footage of the Premises multiplied by the Load Factor, in accordance with BOMA standards (Z65.1 (1996)).

(g)	“Usable Square Footage” means the area of the Premises (or other space occupiable by tenants as the case may be) computed by measuring to the exterior surface of permanent outside walls, to the midpoint of corridor and demising walls and to the Tenant side of permanent interior walls and Interior Common Facilities walls (other than corridor walls), in accordance with BOMA standards (Z65.1 (1996)).

ARTICLE 3.	TERM

The term of this Lease and the Commencement Date shall be as specified in Section 1.1. If there are delays in Landlord’s delivery of the Premises to Tenant, which delays are not caused solely by Tenant, and/or if Landlord has not achieved Substantial Completion of the Work on or before the scheduled Commencement Date, Landlord shall not be deemed in default of the Lease, and the parties agree to amend the Commencement Date and Rent (as defined herein) schedule, accordingly. If Landlord has not achieved Substantial Completion of the Work within 60 days after the scheduled Commencement Date, Tenant’s sole remedies shall be to either enter into a mutually acceptable revision of the appropriate terms of this Lease with Landlord, or to cancel this Lease with ten (10) days written notice to Landlord, in which event Landlord and Tenant shall have no further rights or obligations under this Lease, except for any duties and obligations that survive a termination of this Lease and except that Landlord shall promptly return any security deposit and pre-paid, unearned rent to Tenant. Notwithstanding the foregoing, if said delays are caused solely by Tenant, then this Lease, and all of the obligations therein, shall commence on the scheduled Commencement Date. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming: (1) the Commencement Date (as defined in the Basic Lease Information) and the expiration date of the initial Term (as defined in the Basic Lease Information); (2) that Tenant has accepted the Premises; and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Tenant’s failure to execute such document within ten (10) days of receipt thereof from Landlord shall be a default by Tenant under this Lease and shall be deemed Tenant’s agreement to the contents of such document.

Tenant shall have the right to enter the Premises (only after Landlord confirms to Tenant in writing that the Work has progressed to the point of allowing Tenant to enter the Premises) prior to the Commencement Date (“Early Occupancy”) to take reasonable preparatory measures for its occupancy of the Premises, including, without limitation, the installation of its trade fixtures, furnishings, and telephone and computer equipment, so long as Tenant’s preparatory measures do not interfere with the Work. Such Early Occupancy shall be subject to all of the provisions of this Lease, except for the payment of Minimum Monthly Rent and other Rent.

Tenant shall have the right to extend the Lease Term in accordance with the terms and conditions set forth on Exhibit G attached hereto and by this reference made a part hereof.

ARTICLE 4.	MINIMUM MONTHLY RENT

Tenant shall pay to Landlord, without deduction, setoff, prior notice, or demand, the Minimum Monthly Rent, payable in advance on the first day of each calendar month during the Lease Term. If the Lease Term commences on a date other than the first day of a calendar month, the Minimum Monthly Rent for that month shall be prorated on a per diem basis and be paid to Landlord on or before the Commencement Date.

ARTICLE 5.	ADDITIONAL RENT/EXPENSE STOP

Tenant shall pay as additional rent each year the amount, if any, by which the Tenant’s Share of Operating Costs during each Operating Year of the Lease Term exceeds the Base Share. For purposes of this lease, “Base Share” means an amount equal to the product of the Rentable Square Footage of the Premises multiplied by the Expense Stop, and “Tenant Share” means an amount equal to the product of the Rentable Square Footage of the Premises multiplied by the actual per square foot Operations Costs during the applicable Operating Year of the Lease Term. If the Lease Term begins or ends anytime other than the first or last day of an Operating Year, Operating Costs and the Tenant’s Share thereof shall be prorated. Prior to the end of each Operating Year, Landlord shall provide Tenant with a written statement of Landlord’s estimate of Operating Costs and Tenant’s Estimated Share for the next succeeding Operating Year. If the Estimated Share exceeds the Tenant’s Base Share, Tenant shall pay Landlord, concurrently with each payment of the Minimum Monthly Rent for the next Operating Year, an amount equal to one-twelfth (1/12) of the amount by which the Estimated Share exceeds the Base Share. Landlord may, at any time, reasonably revise the Estimated Share and adjust the required monthly payment accordingly. Within ninety (90) days after the end of each Operating Year, or as soon thereafter as reasonably possible, Landlord shall provide Tenant with a statement (the “Statement”) showing Tenant’s Share of the actual Operating Costs for the preceding Operating Year (the “Actual Share”). If the Actual Share exceeds the Estimated Share paid by Tenant during that Operating Year, Tenant shall pay the excess at the time the next succeeding payment of Minimum Monthly Rent is payable (or within ten (10) days if the lease term has expired or been terminated). If the Actual Share is less than the Estimated Share paid by Tenant, Landlord shall apply such excess to payments next falling due under this Article (or refund the same to Tenant or credit amounts due from Tenant if the Lease Term has expired or been terminated). In the event the Building is not fully occupied during any Operating Year, an adjustment shall be made by Landlord in calculating the Operating Costs for such Operating Year so that the Operating Costs shall be adjusted to the amount that would have been incurred had the Building been fully occupied during such Operating Year. For purposes of this Lease (a) subject to the limitations set forth below, “Operating Costs” means and includes all costs of management, maintenance, and operation of the Project, including but not limited to the costs of cleaning, repairs, utilities, air conditioning, heating, plumbing, elevator, parking, landscaping, insurance, property taxes and special assessments, and all other costs which can properly be considered operating expenses but excluding costs of property additions, alterations for tenants, leasing commissions, advertising, depreciation, interest, income taxes and administrative costs not specifically incurred in the management, maintenance and operation of the Project; and (b) “Operating Year” means a year beginning January 1 and ending December 31. Tenants with leases expiring or terminating prior to the end of the Operating Year shall be responsible for their portion of Operating Costs above Tenant’s Base Share based on Landlord’s estimate of Operating Costs.

Notwithstanding anything to the contrary contained in this Lease, the following shall not be included within Operating Costs:

Leasing commissions, attorneys’ fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building.

Expenses relating to services or other benefits of a type that are not provided to Tenant, but which are provided to another tenant or occupant of the Building.

The cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant.

Costs of a capital nature, including but not limited to capital improvements and alterations, capital repairs, capital equipment, and capital tools as determined in accordance with generally accepted accounting principles, beyond the amortized portion thereof for the then current period.

Costs incurred due to Landlord’s violation of any terms or conditions of this Lease or any other lease relating to the Building.

Overhead profit increments paid to Landlord’s subsidiaries or affiliates for management or other services on or to the building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis.

All interest, loan fees, and other carrying costs related to any mortgage or deed of trust, and all rental and other payable due under any ground or underlying lease.

Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord.

Any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Building, or due to Landlord’s gross negligence or willful misconduct.

Extraordinary costs for sculpture, paintings, or other objects of art (nor insurance thereon or extraordinary security in connection therewith).

Any other expense that under generally accepted accounting principles and practice consistently applied would not be considered a normal maintenance or operating expense.

Within ninety (90) days after receipt of the Statement, Tenant shall have the right to audit at Landlord’s office, at Tenant’s expense, Landlord’s accounts and records relating to Operating Costs. Such audit shall be conducted by a certified public accountant approved by Landlord, which approval shall not be unreasonably withheld. If such audit reveals that Landlord has overcharged Tenant, the amount overcharged shall be paid to Tenant within thirty (30) days after the audit is concluded. In addition, if the Statement exceeds the actual Operating Costs which should have been charged to Tenant by more than five percent (5%), the reasonable cost of the audit shall be paid by Landlord.

ARTICLE 6.	PARKING

Nothing contained herein shall be deemed to create liability upon Landlord for any damage to motor vehicles of Tenant’s Permittees, or from loss of property from within such motor vehicles while parked in the Automobile Parking Areas. Subject to Section 14.2 hereof, Landlord has the right to establish and to enforce against all users of the Automobile Parking Areas, reasonable rules and regulations (the “Parking Rules and Regulations”). Landlord shall assign and identify Reserved Parking Spaces. Landlord will not police nor be responsible for any vehicle parked in Tenant’s reserved parking space.

ARTICLE 7.	RENT TAX AND PERSONAL PROPERTY TAXES

Tenant shall pay to Landlord, in addition to, and simultaneously with, any other amounts payable to Landlord under this Lease, a sum equal to the aggregate of any municipal, county, state, or federal excise, sales, use, or transaction privilege taxes now or hereafter legally levied or imposed against, or on account of, any amounts payable under this Lease by Tenant or the receipt thereof by Landlord (collectively, “Rent Tax”). Tenant shall pay, prior to delinquency, all taxes levied upon fixtures, furnishings, equipment, and personal property placed on the Premises by Tenant.

ARTICLE 8.	PAYMENT OF RENT/LATE CHARGES/INTEREST ON PAST-DUE OBLIGATIONS

Tenant shall pay the rent and all other charges specified in this Lease to Landlord at the address set forth on Section 1.1 of this Lease, or to another person and at another address as Landlord from time to time designates in writing. All monetary obligations of Tenant, including Minimum Monthly Rent, additional rent, or other charges payable by Tenant to Landlord under the terms of this Lease shall be deemed “Rent”, and any Rent not received within ten (10) days after the due date (the “Delinquency Date”) thereof shall automatically (and without notice) incur a late charge of five percent (5%) of the delinquent amount. Except as otherwise provided herein, any Rent due to Landlord not paid when due shall bear interest, from the date due, at the maximum rate then allowable by law or judgments. Payment of such interest shall in no way excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

ARTICLE 9.	SECURITY DEPOSIT

Tenant shall, upon execution of this Lease, deposit with Landlord such Security Deposit, as security for the performance of terms and provisions of this Lease by Tenant, which shall be returned to Tenant within 10 days after the termination of the Lease if it has discharged its obligations to Landlord in full. The Security Deposit shall not be used to pay the last month’s lease payment.

ARTICLE 10.	CONSTRUCTION OF THE PREMISES

Except as otherwise set forth on Exhibit D, if any, attached hereto, Landlord shall have no obligations to construct Tenant’s leasehold improvements or make any alterations to the Premises. Prior to the Commencement Date, any work performed by Tenant or any fixtures or personal property moved onto the Premises shall be at Tenant’s own risk, Tenant’s entry onto the Premises shall be subject to all provisions of the Lease (other than payment of Rent) and neither Landlord nor Landlord’s agents or contractors shall be responsible to Tenant for damage or destruction of Tenant’s property. TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY MEMBER, MANAGER, AGENT, OFFICER, DIRECTOR, EMPLOYEE OR REPRESENTATIVE OF LANDLORD HAS MADE ANY STATEMENT, PROMISE, WARRANTY OR REPRESENTATION, AND LANDLORD HEREBY DISCLAIMS ANY SUCH STATEMENT, PROMISE, WARRANTY OR REPRESENTATION REGARDING THE PREMISES, INCLUDING WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANY STATEMENT OR REPRESENTATION AS TO THE EXISTENCE OR AVAILABILITY OF PERMITS OR APPROVALS, THE PHYSICAL NATURE OR CONDITION OF THE PREMISES, SOIL AND SUBSOIL CONDITIONS, SURFACE WATER, UNDERGROUND WATER, THE PREMISES’ FEASIBILITY FOR ANY PARTICULAR PURPOSE, DEVELOPMENT, USE, IMPROVEMENT OR OPERATION, THE VALUE, CONDITION OF OR COMPLIANCE BY THE PREMISES WITH APPLICABLE LAWS, OR ANY OTHER MATTER OR THING AFFECTING OR RELATED TO THE PREMISES OR ANY FUTURE USE, IMPLEMENTATION, DEVELOPMENT, ENJOYMENT OR OPERATION THEREOF. TENANT AGREES THAT TENANT, IN EXECUTING, DELIVERING AND/OR PERFORMING THIS LEASE, HAS INSPECTED THE PREMISES, THE CONDITION OF THE PREMISES AND THE PROJECT AND HAS NOT AND DOES NOT RELY UPON, AND THAT LANDLORD DISCLAIMS AND IS NOT LIABLE OR BOUND IN ANY MANNER BY, ANY EXPRESS OR IMPLIED WARRANTY (INCLUDING ANY WARRANTY AS TO THE PREMISES’ FITNESS FOR A PARTICULAR USE OR PURPOSE), GUARANTY, PROMISE, STATEMENT, REPRESENTATION, ASSURANCE, PROPOSAL OR INFORMATION PERTAINING TO THE PREMISES OR THE PREMISES’ ZONING, POTENTIAL USE OR DEVELOPMENT, MADE OR FURNISHED BY LANDLORD OR ANY MEMBER, MANAGER, AGENT, EMPLOYEE OR OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT LANDLORD, WHETHER MADE OR GIVEN DIRECTLY OR INDIRECTLY, VERBALLY OR IN WRITING. TENANT ACCEPTS THE PREMISES IN ITS “AS IS” CONDITION “WITH ALL DEFECTS AND FAULTS” EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS LEASE.

ARTICLE 11.	ALTERATIONS

After completion of Landlord’s construction obligations under Article 10, Tenant shall not make or cause to be made any further additions, alterations, improvements, Utility Installations or repairs in, on or about the Premises, the Building or the Project without the prior written reasonable consent of Landlord. As used in this Article, the term “Utility Installation” shall mean power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing, and telephone and telecommunication wiring and equipment. At the expiration of the term, Landlord may require the removal of any and all of said additions, alterations, improvements or Utility Installations, and the restoration of the Premises, Building and Project to their prior condition, at Tenant’s expense. Should Landlord permit Tenant to make its own additions, alterations, improvements or Utility Installations, Tenant may only use such contractor as has been expressly reasonably approved by Landlord, and Landlord may require Tenant to provide Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Landlord against any liability for mechanic’s and materialmen’s liens and to insure completion of the work. Should Tenant make any additions, alterations, improvements or Utility Installations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the Lease Term, require that Tenant remove any part or all of the same. All additions, alterations, improvements and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Tenant), which may be made to the Premises by Tenant, including but not limited to, floor coverings, panelings, doors, drapes, built-ins, moldings, sound attenuation, and lighting and telephone or communication systems, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease Term, unless Landlord requires their removal as described above. Notwithstanding the provisions of this Article, Tenant’s personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or Building or Project, and other than Utility Installations, shall remain the property of Tenant and may be removed by Tenant as provided herein. Tenant shall provide Landlord with as-built plans and specifications for any additions, alterations, improvements or Utility Installations.

ARTICLE 12.	PERSONAL PROPERTY/SURRENDER OF PREMISES

All personal property located in the Premises shall remain the property of Tenant and may be removed by Tenant not later than the Expiration Date or the earlier termination of the Lease Term. Tenant shall promptly repair, at its own expense, any damage resulting from such removal. All cabinetry, built-in appliances, wall coverings, floor coverings, window coverings, electrical fixtures, plumbing fixtures, conduits, lighting, and other special fixtures that may be placed upon, installed in, or attached to the Premises by Tenant shall, at the termination of this Lease be the property of Landlord unless Landlord requires its removal as set forth in Article 11. At the Expiration Date or upon the earlier termination of the Lease Term, Tenant shall surrender the Premises in good condition, reasonable wear and tear excepted, and shall deliver all keys to Landlord. Tenant shall not be required to remove any of the initial tenant improvements constructed by Landlord.

ARTICLE 13.	LIENS

Tenant shall keep the Premises, Building, and the Project free from any liens arising out of work performed, material furnished, or obligations incurred due to the actions of Tenant or Tenant’s Permittees or the failure of Tenant to comply with any law. In the event any such lien does attach against the Premises, Building, or Project, and Tenant does not discharge the lien or post bond (which under law would prevent foreclosure or execution under the lien) within ten (10) days after demand by Landlord, such event shall be a default by Tenant under this Lease and, in addition to Landlord’s other rights and remedies, Landlord may take any action necessary to discharge the lien at Tenant’s expense.

ARTICLE 14.	USE OF PREMISES/RULES AND REGULATIONS

14.1	Without the prior approval of Landlord, Tenant shall not use the Premises for any use other than for general business office purposes (the “Permitted Use”) and Tenant agrees that it will use the Premises in such manner as to not interfere with or infringe on the rights of other tenants in the Building or Project. Tenant agrees to comply with all applicable laws, ordinances and regulations in connection with its use of the Premises, agrees to keep the Premises in a clean and sanitary condition, and agrees not to perform any act in the Building which would increase any insurance premiums related to the Building or Project or would cause the cancellation of any insurance policies related to the Building or Project. Tenant shall not use, generate, manufacture, store, or dispose of, in, under, or about the Premises, the Building, the or the Project or transport to or from the Premises, the Building, the or the Project, any Hazardous Materials. For purposes of this Lease, “Hazardous Materials” includes, but is not limited to: (i) flammable, explosive, or radioactive materials, hazardous wastes, toxic substances, or related materials; (ii) all substances defined as “hazardous substances,” “hazardous materials,” “toxic substances,” or “hazardous chemical substances or mixtures” in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq., as amended by Superfund Amendments and Re-authorization Act of 1986; the Hazardous Materials Transportation Act, 49 U.S.C. § 1901, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.; (iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.10 and amendments thereto) or by the Environmental Protection Agency (or any successor agent) as hazardous substances (40 CFR Part 302 and amendments thereto); (iv) any material, waste, or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyl’s, (D) designated as a “hazardous substance” pursuant to § 311 of the Clean Water Act, 33 U.S.C. S 1251 et seq. (33 U.S.C. § 1321) or listed pursuant to the Clean Water Act (33 U.S.C. § 1317); (E) flammable explosives; or (F) radioactive materials; and (v) all substances defined as “hazardous wastes” in Arizona Revised Statutes § 36-3501 (16).

14.2	Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit B. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees. Notwithstanding anything contained in this Lease, if any rule or regulation is in conflict with any term, covenant or condition of this Lease, this Lease shall prevail. In addition, no such rule or regulation, or any subsequent amendment thereto adopted by Landlord, shall in any way alter, reduce or adversely affect any of Tenant’s rights or enlarge Tenant’s obligations in any material respect under this Lease, unless the same is required by applicable law. Following a written request from Tenant, Landlord shall use commercially reasonable efforts to enforce the rules and regulations against other tenants of the Building who are in violation of such rules and regulations.

ARTICLE 15.	RIGHTS RESERVED BY LANDLORD

In addition to all other rights, Landlord has the following rights, exercisable without notice to Tenant and without effecting an eviction, constructive or actual, and without giving right to any claim for set off or abatement of rent: (a) to decorate and to make repairs, alterations, additions, changes, or improvements in and about the Building during Building Hours (b) to approve the weight, size, and location of heavy objects in and about the Premises and the Building, and to require all such items to be moved into and out of the Building and Premises in such manner as Landlord shall direct in writing; (c) to prohibit the placing of vending machines in or about the Premises without the prior written consent of Landlord; (d) to take all such reasonable measures for the security of the Building and its occupants (provided that Landlord shall have no obligation to provide any such security unless required by law); and (e) to temporarily block off parking spaces for maintenance or construction purposes.

ARTICLE 16.	QUIET ENJOYMENT

Landlord agrees that, provided no uncured default by Tenant has occurred, Landlord will do nothing that will prevent Tenant from quietly enjoying and occupying the Premises during the Lease Term.

ARTICLE 17.	MAINTENANCE AND REPAIR

17.1	Landlord shall, subject to reimbursement for Operating Costs by Tenant, keep and maintain in good repair and working order, subject to reasonable wear and tear: (1) structural elements of the Building; (2) standard mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building generally, together with air filters provided by Landlord for the HVAC serving the Premises, if any and standard light fixtures provided by Landlord to the Premises, if any; (3) Common Areas; (4) the roof (structure and membrane) of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building, reasonable wear and tear excepted. Tenant waives all rights to make repairs at the expense of Landlord. If Landlord would be required to perform any maintenance or make any repairs because of: (a) modifications to the roof, walls, foundation, and floor of the Building from that set forth in Landlord’s plans and specifications which are required by Tenant’s design for improvements, alterations and additions; (b) installation of Tenant’s improvements, fixtures, or equipment; (c) a negligent or wrongful act of Tenant or Tenant’s Permittees; or, (d) Tenant’s failure to perform any of Tenant’s obligations under this Lease, Landlord may perform the maintenance or repairs and Tenant shall pay Landlord the cost thereof.

17.2	Tenant agrees to: (a) repair or replace all ceiling and wall finishes (including painting) and floor or window coverings which require repair or replacement during the Lease Term beyond ordinary wear and tear, at Tenant’s sole cost; and (b), at Tenant’s sole cost, maintain and repair interior partitions; doors; electronic, phone and data cabling and related equipment that is installed by or for the benefit of Tenant and located in the Premises or other portions of the Building or Project; supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; phone rooms used exclusively by Tenant; alterations performed by contractors retained by or on behalf of Tenant; and all of Tenant’s furnishings, trade fixtures, equipment and inventory. Notwithstanding anything to the contrary in this Lease, Tenant’s obligation to repair or maintain the Premises shall not include the making of any capital repairs or improvements unless, and to the extent, required due to Tenant’s negligence or willful misconduct.

17.3	Notwithstanding anything in this Lease to the contrary, to the extent the terms and provisions of Article 22 conflict with, or are inconsistent with, the terms and provisions of this Article 17, the terms and provisions of Article 22 shall control. Tenant shall take all reasonable precautions to insure that the Premises are not subjected to excessive wear and tear, i.e. chair pads should be utilized by Tenant to protect carpeting. Tenant shall be responsible for touch-up painting in the Premises throughout the Lease Term.

ARTICLE 18.	UTILITIES AND JANITORIAL SERVICES

Landlord agrees to furnish to the Premises during normal Building Hours as defined in Section 1.1 (the “Building Hours”), and subject to the Rules and Regulations, electricity suitable for general use of the Premises, heat and air conditioning required in Landlord’s judgment for normal use and occupation of the Premises, and during such hours as determined by Landlord, janitorial services for the Premises and Common Areas. Landlord further agrees to furnish hot and cold water to those areas provided for general use of all tenants in the Building. Landlord will use diligent efforts to provide continuous elevator service for the Building. If Tenant shall require electric current, water, heating, cooling, or air which will result in excess consumption of such utilities or services, Tenant shall first obtain the written consent of Landlord to the use thereof. If, in Landlord’s reasonable discretion, Tenant consumes any utilities or services in excess of the normal consumption of such utilities and services for general office use, Tenant agrees to pay Landlord for the cost of such excess consumption of utilities or services, upon receipt of a statement of such costs from Landlord, at the same time as payment of the Minimum Monthly Rent is made. Landlord shall have the right to install separate electrical meters, at Landlord’s expense, to measure excess consumption or establish another basis for determining the amount of excess consumption of electrical current. Further, Landlord shall have the right to install electronic HVAC over-time hour meters for Tenant’s convenience. These meters shall be used, in part, by Landlord to determine Tenant’s excess HVAC consumption for purposes of billing Tenant for such excess charges. If Tenant desires HVAC at a time other than Building Hours: (i) Landlord shall supply such after-hours HVAC to Tenant at such hourly costs to Tenant as Landlord shall from time to time reasonably establish (and the current rate, as of the date of this Lease, is $8.00 per hour per zone of after-hours’ usage, subject to reasonable adjustments established by Landlord from time to time); and (ii) Tenant shall pay such cost within ten (10) days after billing. Landlord shall not be liable for damages nor shall rent or other charges abate in the event of any failure or interruption of any utility or service supplied to the Premises, Building or Project by a regulated utility or municipality, or any failure of a Building system supplying any such service to the Premises (provided Landlord uses diligent efforts to repair or restore the same) and no such failure or interruption shall entitle Tenant to abate rent or terminate this Lease. Notwithstanding the foregoing, if (x) any interruption or cessation of utilities results from Landlord’s breach of this Lease or the gross negligence or willful misconduct of Landlord, or its employees, agents and contractors, or (y) any such interruption is covered by any rent loss insurance maintained by Landlord, then if the Premises are not usable by Tenant for the conduct of Tenant’s business as a result such interruption, and Tenant does not use the Premises, Minimum Monthly Rent and applicable Operating Costs not actually incurred up to that point by Tenant shall be abated for the period that commences three (3) business days after the date Tenant gives to Landlord notice of such interruption until such utilities are restored.

ARTICLE 19.	ENTRY AND INSPECTION

Upon 24 hours prior notice to Tenant (except in emergencies and except during the last 6 months of the Lease Term), Landlord shall have the right to enter into the Premises at reasonable times for the purpose of inspecting the Premises and reserves the right, during the last three months of the term of the Lease, to show the Premises at reasonable times to prospective tenants. Landlord shall be permitted to take any action under this Article without causing any abatement of rent or liability to Tenant for any loss of occupation or quiet enjoyment of the Premises, nor shall such action by Landlord be deemed an actual or constructive eviction.

ARTICLE 20.	ACCEPTANCE OF THE PREMISES/LIABILITY INSURANCE

20.1	All personal property and fixtures belonging to Tenant shall be placed and remain on the Premises at Tenant’s sole risk. Upon taking possession of the Premises and thereafter during the Lease Term, the Tenant shall, at Tenant’s sole cost and expense, maintain insurance coverage with limits not less than the following: (a) Worker’s Compensation Insurance, minimum limit as defined by applicable laws; (b) Employer’s Liability Insurance, minimum limit $1,000,000; (c) Commercial General Liability Insurance, Bodily Injury/Property, Damage Insurance (including the following coverages: Premises/Operations, Independent Contractors, Broad Form Contractual in support of the indemnification obligations of Tenant under this Lease, and Bodily and Personal Injury Liability), minimum combined single limit $1,000,000; (d) Automobile Liability Insurance, minimum limit $1,000,000. All such policies shall include a waiver of subrogation in favor of Landlord and shall name Landlord and such other party or parties as Landlord may require as additional insureds. Tenant’s insurance shall be primary, with any insurance maintained by Landlord to be considered excess. Tenant’s insurance shall be maintained with an insurance company qualified to do business in the State of Arizona and having a current A.M. Best manual rating of at least A-X or better. Before entry into the Premises and before expiration of any policy, evidence of these coverages represented by Certificates of Insurance issued by the insurance carrier must be furnished to Landlord. Certificates of Insurance should specify the additional insured status, the waiver of subrogation, and that such insurance is primary, and any insurance by Landlord is excess. The Certificate of Insurance shall state that Landlord will be notified in writing thirty (30) days before cancellation, material change, or non-renewal of insurance.

20.2	During the entire Lease Term, Landlord agrees to maintain public liability insurance in such forms and amounts as Landlord shall determine.

ARTICLE 21.	CASUALTY INSURANCE

21.1	Tenant shall maintain fire and extended coverage insurance (full replacement value) with a business interruption and extra expense endorsements, on personal property and trade fixtures owned or used by Tenant.

21.2	Landlord shall maintain property insurance for the Building’s replacement value, less a commercially reasonable deductible if Landlord so chooses, including endorsements as determined by Landlord throughout the Lease Term on the Building (excluding Tenant’s trade fixtures and personal property). At Landlord’s option, the policy of insurance may include a business interruption insurance endorsement for loss of rents. The cost of the insurance obtained under this Section 21.2 shall be an Operating Cost under Article 5 of this Lease.

ARTICLE 22.	DAMAGE AND DESTRUCTION OF PREMISES

22.1	If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall use good faith efforts to deliver to Tenant within thirty (30) days after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

22.2	If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

22.3	If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Term; (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical; or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

22.4	If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, other than building standard leasehold improvements Landlord shall not be required to repair or replace any Alterations within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Article 22, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

22.5	If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless Tenant or a Tenant Permitee caused such damage, in which case, Tenant shall continue to pay Minimum Monthly Rent and all other rent without abatement and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Premises or the Building caused thereby to the extent that costs and expense is not covered by insurance proceeds.

22.6	Notwithstanding anything contained in this Lease: (a) if Tenant’s use of the Premises is substantially impaired for a period of more than 120 consecutive days after the date of a casualty, and provided that neither Tenant nor its employees, customers, agents, contractors or representatives has caused or contributed to such casualty, then Tenant shall have the right to terminate this Lease by written notice to Landlord at any time thereafter until Tenant’s use of the Premises is substantially restored, and (b) if this Lease is terminated by either Landlord or Tenant due to a casualty, then Tenant shall not be required to pay for any insurance deductibles as part of Landlord’s insurance cost or otherwise.

ARTICLE 23.	EMINENT DOMAIN

23.1	If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

23.2	If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than 120 days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

23.3	If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in Section 22.5.

23.4	If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

ARTICLE 24.	ASSIGNMENT AND SUBLETTING

Tenant agrees not to assign, mortgage or pledge this Lease, and shall not sublet the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if: (1) the proposed transferee’s financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee’s use is not suitable for the Building considering the business of the other tenants and the Building’s prestige, or would result in a violation of another tenant’s rights; (3) the proposed transferee is a governmental agency or occupant of the Project; (4) Tenant is in default after the expiration of the notice and cure periods in this Lease; or (5) any portion of the Premises or Building would likely become subject to additional or different laws as a consequence of the proposed assignment or subletting. Tenant shall not be entitled to receive any monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed sublease or assignment and Tenant’s sole remedy shall be an action to enforce any provision through specific performance or declaratory judgment. Any attempted sublease or assignment in violation of this Article shall, at Landlord’s option, be void. Consent by Landlord to one or more subleases or assignments shall not operate as a waiver of Landlord’s rights to approve any subsequent subleases or assignments. Any assignment or subletting hereunder shall not release or discharge Tenant of or from any liability under this Lease, and Tenant shall continue to be fully liable thereunder. As part of its request for

Landlord’s consent to a sublease or assignment, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed sublease, assignment and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within fifteen (15) days of its receipt of the required information and documentation, consent to the sublease or assignment by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the sublease or assignment in writing. If Tenant shall assign or sublet the Lease or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act Tenant proposes to do, then Tenant shall pay Landlord’s reasonable costs and expenses incurred in connection therewith, including reasonable attorneys’, architects’, engineers’ or other consultants’ fees. Consent by Landlord to one assignment, subletting, occupation, or use by another person shall not be deemed to be consent to any subsequent assignment, subletting, occupation, or use by another person. Tenant shall pay fifty percent (50%) of all rent and other consideration which Tenant receives as a result of a sublease or assignment that is excess of the Rent payable to Landlord for the portion of the Premises and Lease Term covered by the sublease or assignment. Tenant shall pay Landlord for Landlord’s share of any excess within thirty (30) days after Tenant’s receipt of such excess consideration. Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the sublease or assignment (other than Landlord’s costs and expenses), including brokerage fees, reasonable concessions, legal fees and construction costs. If Tenant is a corporation, an unincorporated association or a partnership, unless listed on a national stock exchange, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of fifty percent (50%) shall be deemed an assignment of this Lease. Tenant agrees to immediately notify Landlord of any 10% or more change in its ownership.

Notwithstanding anything contained in this Lease, Landlord and Tenant agree as follows: Tenant may assign this Lease or sublet the Premises, or any portion thereof, upon prior written notice to Landlord, but without Landlord’s consent, to any entity which controls, is controlled by, or is under common control with Tenant; to any entity which results from a merger of, reorganization of, or consolidation with Tenant; or to any entity which acquires substantially all of the stock or assets of Tenant, as a going concern, with respect to the business that is being conducted in the Premises (hereinafter each such transfer, a “Permitted Transfer” and each transferee a “Permitted Transferee”), provided that Tenant and its assignee or subtenant, as the case may be, shall execute and deliver to Landlord such documents as Landlord may reasonably require, including, without limitation, a lease assignment and assumption agreement, pursuant to which such assignee/subtenant shall assume all of the duties and obligations of Tenant under this Lease, and further provided that Tenant shall not be released from any of its duties, obligations and liabilities under this Lease. In addition, a sale or transfer of all of the capital stock of Tenant shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant, or (2) Tenant is or becomes a publicly traded corporation. Landlord shall have no right to terminate the Lease in connection with, and shall have no right to any sums or other economic consideration resulting from any Permitted Transfer, so long as no default shall have occurred (after the giving of any required notice of default and the expiration of any applicable cure period). Additionally, any rights that are personal to Tenant shall also accrue to any Permitted Transferee, subject to the terms and conditions of this Lease.

ARTICLE 25.	SALE OF PREMISES BY LANDLORD

In the event of any sale of the Building or the property upon which the Building is located or any assignment of this Lease by Landlord (or a successor in title), the assignee or purchaser shall be deemed, without any further agreement between the parties, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease, and shall be substituted as Landlord for all purposes from and after the sale or assignment: and upon delivery of Tenant’s security deposit to the transferee, Landlord (or such successor) shall automatically be entirely freed and relieved of all liability under any and all of Landlord’s covenants and obligations contained in this Lease or arising out of any act, occurrence, or omission occurring after such sale or assignment.

ARTICLE 26.	SUBORDINATION/ATTORNMENT/MODIFICATION/ASSIGNMENT

Tenant’s interest under this Lease is subordinate to all terms of and all liens and interests arising under any ground lease, deed of trust, or mortgage now or hereafter placed on the Landlord’s interest in the Premises, the Building, or the Project. Tenant consents to an assignment of Landlord’s interest in this Lease to Landlord’s lender as required under such financing. If the Premises or the Building is sold as a result of a default under the mortgage, or pursuant to a transfer in lieu of foreclosure, Tenant shall, at the mortgagee’s, purchaser’s or ground lessor’s sole election, attorn to the mortgagee or purchaser. This Article is self-operative. However, Tenant agrees to execute and deliver, if Landlord, any deed of trust holder, mortgagee, or purchaser should so request, such further instruments necessary to subordinate this Lease to a lien of any mortgage or deed of trust, to acknowledge the consent to assignment and to affirm the attornment provisions set forth herein.

ARTICLE 27.	LANDLORD’S DEFAULT AND RIGHT TO CURE

Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion.

ARTICLE 28.	ESTOPPEL CERTIFICATES

Landlord and Tenant each agree at any time and from time to time upon written request by the other, to execute, acknowledge, and deliver to the requesting party, within twenty (20) calendar days after demand, a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications), (b) the dates to which the Minimum Monthly Rent and other rent and charges have been paid in advance, if any, (c) Tenant’s acceptance and possession of the Premises, (d) the commencement of the Lease Term, (e) the rent provided under the Lease, (f) that to the knowledge of the certifying party, the other party is not in default under this Lease (or if the other party is in default, the nature thereof), (g) that the certifying party claims no offsets against the rent, and (h) such other information as may be reasonably requested with respect to the provisions of this Lease or the tenancy created by this Lease. The failure to deliver such statement within such time shall be conclusive (i) that this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) that there are no uncured defaults in the requesting party’s performance, and (iii) that not more than one month’s rent has been paid in advance.

ARTICLE 29.	TENANT’S DEFAULT AND LANDLORD’S REMEDIES

29.1	Tenant will be in default under the Lease if any of the following occurs, and same shall be deemed an “Event of Default”:

(a)	If Tenant fails to pay the Minimum Monthly Rent or make any other payment required by the Lease within three (3) working days after Landlord sends Tenant a written notice or demand for payment.

(b)	If on two or more occasions in any twelve month period Landlord does not receive either Tenant’s regular monthly payment of Minimum Monthly Rent and other regularly recurring charges on or before the first Business Day of the month or any other payment on or before the date it is due. “Business Day” shall mean Monday through Friday of each week, exclusive of holidays.

(c)	If Tenant assigns this Lease or mortgages its interest in this Lease or sublets any part of the Premises without first obtaining Landlord’s written consent, as required by Article 24.

(d)	If Tenant abandons the Premises, or becomes bankrupt or insolvent, or makes any general assignment of all or a substantial part of its property for the benefit of creditors, or if a receiver is appointed to operate Tenant’s business or to take possession of all or a substantial part of Tenant’s property.

(e)	If a lien attaches to the Lease or to Tenant’s interest in the Premises, and Tenant fails to post a bond or other security or to have the lien released within ten (10) days of its notification thereof, or if a mortgagee institutes proceedings to foreclose its mortgage against Tenant’s leasehold interest or other property and Tenant fails to have the foreclosure proceedings dismissed within ten (10) calendar days after the entry of any judgment or order declaring the mortgage to be valid and Tenant to be in default on the obligation secured thereby, or directing enforcement of the mortgage.

(f)	If Tenant fails to maintain any of the insurance as required by this Lease.

(g)	If Tenant breaches any other provision of this Lease and fails to cure the breach within thirty (30) days after Landlord sends it written notice of the breach, or if the breach cannot be cured within thirty (30) days, then if Tenant does not proceed with reasonable diligence to cure the breach within such additional time as may be reasonably necessary under the circumstances, not to exceed sixty (60) days.

29.2	If Tenant is in default, then Landlord may take any one or more of the following actions:

(a)	Landlord may re-enter and take possession of all or any part of the Premises and remove Tenant and any person claiming under Tenant from the Premises, using reasonable force, if necessary, and without committing a trespass or becoming liable for any loss or damage that may be occasioned thereby. Landlord may also change the locks to the Premises without notice at Tenant’s expense. Re-entry and possession of the Premises will not by themselves terminate the Lease.

(b)	Landlord may remove any property, including fixtures, from the Premises and store the same at Tenant’s expense in a warehouse or any other location, or Landlord may lease the property on the Premises pending sale or other disposition. If Landlord leaves the property on the Premises or stores it at another location owned or controlled by Landlord, then Landlord may charge Tenant a reasonable fee for storing and handling the property comparable to what Landlord would have had to pay to a third party for such services. Landlord will not be liable under any circumstance to Tenant or to anyone else for any damage to the property. Landlord may proceed to sell Tenant’s property in accordance with Arizona law.

(c)	Landlord may collect any rents or other payments that become due from any subtenant, concessionaire or licensee, and may in its own name or in Tenant’s name bring suit for such amounts, and settle any claims therefore, without approving the terms of the sublease or Tenant’s agreement with the concessionaire or licensee and without prejudice to Landlord’s right to terminate the sublease or agreement without cause and remove the subtenant, concessionaire or licensee from the Premises.

(d)	Landlord may appoint, or have appointed through appropriate court proceedings, a receiver to take possession of the Premises and operate Tenant’s business in accordance with the terms of the Lease, with full power to exercise all rights and privileges Tenant has under the Lease, including the power to collect the income and pay the expenses of the business, or with such limited powers as Landlord or the court appointing the receiver may deem advisable. The receiver will not be required to post any bond, and will be entitled to obtain insurance to protect itself against any liability from his errors and omissions or otherwise arising in the course of performing his duties. The fees and expenses of the receiver, including the cost of any errors and omissions or liability insurance, will be charged to Tenant.

(e)	Subject to Landlord’s legal duty, if any, to mitigate its damages, Landlord may relet the Premises at whatever rent and on whatever terms and conditions it deems advisable. The term of any new lease may be shorter or longer than the remaining term of this Lease. In reletting the Premises, Landlord may make any alterations or repairs to the Premises it feels necessary or desirable; may subdivide the Premises into more than one unit and lease each portion separately; may sell Tenant’s improvements, fixtures and other property located on the Premises to the new tenant, or include such improvements, fixtures and property as part of the Premises without additional cost; may advertise the Premises for sale or lease; may hire brokers or other agents; and, may do anything else it deems necessary or helpful in reletting the Premises. Tenant will be liable to Landlord for all costs and expenses of the reletting including but not limited to rental concessions to the new tenant, broker’s commissions and tenant improvements, and will remain liable for the Minimum Monthly Rent and all other charges arising under the Lease, less any income received from the new tenant, unless the Lease is terminated as set forth below.

(f)	Landlord may terminate the Lease at any time after Tenant defaults by sending a written notice to Tenant expressly stating that the Lease is being terminated. Termination will be effective on the date of the notice or on any other date set forth in the notice. Until Landlord sends Tenant such a notice, the Lease will remain in full force and effect, and Tenant will remain liable for paying the Minimum Monthly Rent and other charges that come due under the Lease and for performing all other terms and conditions of the Lease. No other action by Landlord, including repossession of the Premises, removing or selling Tenant’s separate property, reletting the Premises, or filing suit for possession or for damages, will terminate the Lease or release Tenant from its continuing liability for complying with the terms and conditions.

(g)

Landlord may recover from Tenant all costs and expenses Landlord incurs as a direct or indirect consequence of Tenant’s breach, including the cost of storing and selling Tenant’s property, reletting the Premises, and bringing suit against Tenant for possession or damages. If Landlord made or paid for any improvements to the Premises, or granted Tenant any improvement allowance or credit against the Minimum Monthly Rent or other charges due hereunder for Tenant’s improvements, then Landlord shall also be entitled to recover the unamortized portion of the cost of such improvements or the amount of such allowance or credit, determined by multiplying the total amount of such cost or allowance or credit by a fraction, the denominator of which is the total number of months of the initial Lease Term and the numerator of which is the number of months of the Lease Term remaining at the time of Tenant’s default. Also, if the Lease provides for any months for which no Minimum Monthly Rent or a reduced Minimum Monthly Rent is payable, or for any other rent concession to Tenant, then, upon default, Tenant shall become liable for the full amount of the Minimum Monthly Rent (or other rent concession), plus applicable taxes, for such months, and Landlord shall be entitled to recover as additional rent the amount that would have been payable by Tenant for such months if the Minimum Monthly Rent provided for herein had been payable by Tenant throughout the entire Lease Term. Unless Landlord terminates the Lease, Tenant will also remain liable for any difference between the Minimum Monthly Rent and other charges called for by the Lease and the rent and other charges collected by Landlord from any new tenant. For any month in which Landlord collects less from a successor tenant than is payable under this Lease, Landlord may demand that Tenant immediately make up the difference, and Landlord may bring suit against Tenant if Tenant fails to do so. If Landlord does terminate the Lease, then Tenant will no longer be liable on a continuing monthly basis for the Minimum Monthly Rent and other charges that would have become due under the Lease thereafter, but Tenant will remain liable for all sums accrued under the Lease to the date of termination, as well as for all costs and expenses incurred by Landlord, and any other damages sustained by Landlord, as a consequence of Tenant’s breach. Also Landlord may recover from Tenant the difference between the present value at the date of termination to the end of the Lease Term and the present value of the Minimum Monthly Rent and other charges Landlord could have obtained if Landlord had rented the Premises for the same period at its fair rental value at the end of termination. The present value of the amounts referred to in the preceding sentence shall be computed using a discount rate equal to the prime rate charged by Wells Fargo Bank, Arizona (or its successor) at the date of termination.

(h)	Landlord may sue Tenant for possession of the Premises, for damages for breach of the Lease, and for other appropriate relief, either in the same or in separate actions. Landlord may recover all costs and expenses it incurs in any such suit, including reasonable attorneys’ fees.

(i)	Landlord may exercise any other right or remedy available at law or in equity for breach of contract, damages or other appropriate relief. The rights and remedies described herein are cumulative, and Landlord’s exercise of any one right will not preclude the simultaneous exercise of any other right or remedy.

29.3	In addition to any statutory landlord’s lien now in effect or hereafter enacted, Tenant grants to Landlord, to secure performance of Tenant’s obligations hereunder, a security interest in all of Tenant’s property situated in or upon, or used in connection with, the Premises or the Project, and all proceeds thereof (except merchandise sold in the ordinary course of business) (collectively, the “Collateral”), and the Collateral shall not be removed from the Premises or the Project (unless promptly replaced by Collateral of the same or greater value) without the prior written consent of Landlord until all obligations of Tenant have been fully performed. Such personalty thus encumbered includes specifically all trade and other fixtures for the purpose of this Section 29.3 and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Uniform Commercial Code of the state in which the Premises are located (the “UCC”). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five (5) days’ prior written notice thereof shall be reasonable notice of the act or event. In order to perfect such security interest, Landlord may file any financing statement or other instrument necessary at Tenant’s expense at the state and county Uniform Commercial Code filing offices. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord’s security interest under this Section 29.3, which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral. Within ten (10) days following written request therefor, Tenant shall execute financing statements to be filed of record to perfect Landlord’s security interest in the Collateral. The landlord’s lien shall survive the expiration or earlier termination of the Lease, until all obligations of Tenant have been fully performed.

ARTICLE 30.	TENANT’S RECOURSE

Anything in this Lease to the contrary notwithstanding, Tenant agrees to look solely to the estate and property of Landlord in the Building and the Project, subject to prior rights of any ground lessor, mortgagee, or deed of trust of the Building and the Project or any part thereof, for the collection of any judgment requiring the payment of money by Landlord in the event of any default by Landlord under this Lease. Tenant agrees that it is prohibited from using any other procedures for the satisfaction of Tenants’ remedies. Neither Landlord nor any of its respective officers, directors, employees, heirs, successors, or assigns, shall have any personal liability of any kind or nature, directly or indirectly, under or in connection with this Lease.

ARTICLE 31.	HOLDING OVER

Subject to prior written consent by Landlord, if Tenant holds over after the Expiration Date, or any extension thereof, Tenant shall be a tenant at sufferance, the Minimum Monthly Rent shall be increased to 125% of the then current lease rate at the Building or the Tenant’s lease rate at the time the Lease expired, whichever is higher, plus any amounts due under Article 5, which shall be payable in advance on the first day of such holdover period and on the first day of each month thereafter. Tenant will be considered to be on a month-to-month basis during any holdover period.

ARTICLE 32.	GENERAL PROVISIONS

32.1	This Lease is construed in accordance with the laws of the State of Arizona.

32.2	If Tenant consists of more than one person or entity, then the obligations of such entities or parties are joint and several.

32.3	If any term, condition, covenant, or provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, conditions, covenants, and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

32.4	The various headings and numbers herein and the grouping of the provisions of this Lease into separate articles and sections are for the purpose of convenience only and are not be considered a part hereof.

32.5	Time is of the essence of this Lease.

32.6	Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war (declared or undeclared), acts of terrorism, government laws, regulations, or restrictions, or any other cause of any kind whatsoever which are beyond the control of such party.

32.7	In the event either party initiates legal proceedings or retains an attorney to enforce any right or obligation under this Lease or to obtain relief for the breach of any covenant hereof, the party ultimately prevailing in such proceedings or the non-defaulting party shall be entitled to recover all costs and reasonable attorneys’ fees.

32.8	This Lease, and any Exhibit or Addendum attached hereto, sets forth all the terms, conditions, covenants, provisions, promises, agreements, and undertakings, either oral or written, between the Landlord and Tenant. No subsequent alteration, amendment, change, or addition to this Lease is binding upon Landlord or Tenant unless reduced to writing and signed by both parties.

32.9	Subject to Article 24, the covenants herein contained shall apply to and bind the heirs, successors, executors, personal representatives, legal representatives, administrators, and assigns of all the parties hereto.

32.10	No term, condition, covenant, or provision of this Lease shall be waived except by written waiver of Landlord, and the forbearance or indulgence by Landlord in any regard whatsoever shall not constitute a waiver of the term, condition, covenant, or provision to be performed by Tenant to which the same shall apply, and until complete performance by Tenant of such term, condition, covenant, or provision, Landlord shall be entitled to invoke any remedy available under this Lease or by law despite such forbearance or indulgence. The waiver by Landlord of any breach or term, condition, covenant, or provision hereof shall apply to and be limited to the specific instance involved and shall not be deemed to apply to any other instance or to any subsequent breach of the same or any other term, condition, covenant, or provision hereof. Acceptance of rent by Landlord during a period in which Tenant is in default in any respect other than payment of rent shall not be deemed a waiver of the other default. Any payment made in arrears shall be credited to the oldest amount outstanding and no contrary application will waive this right.

32.11	The use of a singular term in this Lease shall include the plural and the use of the masculine, feminine, or neuter genders shall include all others.

32.12	Landlord’s submission of a copy of this Lease form to any person, including Tenant, shall not be deemed to be an offer to lease or the creation of a lease unless and until this Lease has been fully signed and delivered by Landlord.

32.13	Every term, condition, covenant, and provision of this Lease, having been negotiated in detail and at arm’s length by both parties, shall be construed simply according to its fair meaning and not strictly for or against Landlord or Tenant.

32.14	If the time for the performance of any obligation under this Lease expires on a Saturday, Sunday, or legal holiday, the time for performance shall be extended to the next succeeding day which is not a Saturday, Sunday, or legal holiday.

32.15	If requested by Landlord, Tenant shall execute written documentation with signatures acknowledged by a notary public, to evidence when and if Landlord or Tenant has met certain obligations under this Lease.

ARTICLE 33.	NOTICES

Wherever in this Lease it is required or permitted that notice or demand be given or served by either party to or on the other, such notice or demand shall be in writing and shall be given or served and shall not be deemed to have been duly given or served unless (a) in writing; (b) either (1) delivered personally, (2) deposited with the United States Postal Service, as registered or certified mail, return receipt requested, bearing adequate postage, or (3) sent by overnight express courier (including, without limitation, Federal Express, DHL Worldwide Express, Airborne Express, United States Postal Service Express Mail) with a request that the addressee sign a receipt evidencing delivery; and (c) addressed to the party at its address in Section 1.1. Either party may change such address by written notice to the other. Service of any notice or demand shall be deemed completed forty-eight (48) hours after deposit thereof, if deposited with the United States Postal Service, or upon receipt if delivered by overnight courier or in person.

ARTICLE 34.	BROKER’S COMMISSIONS

Tenant represents and warrants that there are no claims for brokerage commissions or finder’s fees in connection with this Lease (excepting commissions or fees to Grubb & Ellis/BRE Commercial, LLC, and Hackett Real Estate Solutions [Ian Hackett, Designated Broker], as may be approved or authorized in writing by Landlord pursuant to a separate agreement between Landlord and such brokers). Tenant shall indemnify, defend and hold Landlord harmless for, from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under Tenant. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

ARTICLE 35.	INDEMNIFICATION/WAIVER OF SUBROGATION

35.1	Except for claims arising solely from the Landlord’s gross negligence or willful misconduct or material breach of this Lease by Landlord, Tenant shall indemnify, defend, and hold Landlord and any lender of Landlord harmless against all Claims (as defined below) and costs incurred by Landlord to the extent arising from: (a) any act or omission of Tenant or Tenant’s Permittees which results in personal injury, loss of life, or property damage sustained in and about the Premises, the Building, or the Project; (b) attachment or discharge of a lien upon the Premises, the Building, or the Project; (c) Tenant’s and Tenant’s Permittees’ use, generation, storage, release, threatened release, discharge, disposal, or presence of Hazardous Materials on, under, or about the Premises, the Building, or the Project; (d) any default of Tenant under this Lease; and (e) any claims for brokerage commissions or finder’s fees in connection with this Lease (excepting commissions or fees authorized in writing by Landlord). As used in this Lease, “Claims” means any claim, suit, proceeding, action, cause of action, responsibility, demand, judgment and execution, and attorneys’ fees and costs related thereto or arising therefrom. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

35.2	Tenant hereby releases, discharges, and waives any right of recovery from Landlord and Landlord’s agents, directors, officers, and employees, and Landlord hereby releases, discharges, and waives any right of recovery from Tenant and Tenant’s Permittees, from all Claims, liabilities, losses, damages, expenses, or attorneys’ fees and costs incurred arising from or caused by any peril required to be covered by insurance obtained by Landlord or Tenant under this Lease, or covered by insurance in connection with (a) property on the Premises, the Building, or the Project; (b) activities conducted on the Premises, the Building, or the Project; and (c) obligations to indemnify under this Lease, regardless of the cause of the damage or loss, except to the extent arising from Landlord’s gross negligence or willful misconduct or material breach of this Lease. Landlord and Tenant shall give their respective insurance carriers notice of these waivers and shall secure an endorsement from each carrier to the effect that the waivers given in this Article 35 shall not adversely affect or impair the policies of insurance or prejudice the right of the named insured on the policy to recover thereunder. These waivers apply only to the extent such Claims, liabilities, losses, damages, expenses, or attorneys’ fees are covered by insurance required pursuant to this Lease.

35.3	Notwithstanding anything in this Lease to the contrary, but subject to Landlord’s reasonable duty to attempt to enforce the rules and regulations, Landlord shall not be responsible or liable to Tenant for any Claims for loss or damage caused by the acts or omissions of any persons occupying any space elsewhere in the Building.

ARTICLE 36.	WAIVER OF TRIAL BY JURY

Landlord and Tenant waive any right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease or the use and occupancy of the Premises. This Waiver is knowingly, intentionally and voluntarily made by Tenant, and Tenant acknowledges that neither Landlord or any person acting on behalf of Landlord has made any representations of fact to induce this Waiver of Trial by Jury or in any way to modify or nullify its effect. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this Waiver by independent legal counsel, selected of its own free will, and that Tenant has had the opportunity to discuss this Waiver with counsel. Tenant further acknowledges that it has read and understands the meaning and ramifications of this Waiver provision, as evidenced by its signature below.

ARTICLE 37.	COMMERCIAL MOISTURE ADDENDUM

Landlord and Tenant hereby incorporate into the terms of this Lease the provisions, covenants and agreements set forth in the Commercial Moisture Addendum attached hereto as Exhibit “F” and by this reference made a part hereof, and Landlord and Tenant agree to be bound by the terms, conditions, provisions and agreements set forth in the Commercial Moisture Addendum. Furthermore, Tenant agrees to execute and deliver to Landlord Exhibit F attached hereto simultaneously with Tenant’s execution of this Lease.

IN WITNESS WHEREOF, the parties have duly executed this Lease as of the day and year first above written.

LANDLORD		TENANT

GAINEY CENTER II LLC, a Delaware limited liability company		LCSI HOLDING, INC., a Delaware corporation

By:	/s/ Terrell W. Boiko	By:	/s/ Wayne G. Monie
Terrell W. Boiko

Its:	Vice President	Its:	COO

Date:		Date:	June 12, 2007

By:		By:

Its:		Its:

Date:		Date:

EXHIBIT “A”

PREMISES

A-1

EXHIBIT “B”

RULES AND REGULATIONS

1.	Tenant will refer all contractors, contractor’s representatives and installation technicians rendering any service to Tenant, to Landlord for Landlord’s supervision, approval and control before performance of any contractual service. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting doors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of Building.

2.	No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant nor shall any changes be made in existing locks or the mechanism thereof without consulting the Landlord.

3.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require use of stairways, elevators or movement through Building entrance or lobby shall be restricted to hours reasonably designated by Landlord. All such movement shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by pre-arrangement before performance. Such pre-arrangement initiated by Tenant will include determination by Landlord and subject to its decision and control, as to the concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel or Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from time of entering property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for Tenant. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as the Building shall reasonably require.

4.	No signs, advertisements or notices shall be painted or affixed on or to any windows or doors, or other parts of the Building, except of such color, size and style and in such places, as shall be first reasonably approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building, except by the Building maintenance personnel, nor shall any part be defaced by Tenant. Building standard suite entrance signs to Premises shall be placed thereon by a contractor designated by Landlord at Landlord’s expense.

5.	Tenant shall not place, install or operate on the Premises or in part of the Building, any engine, refrigerating (other than a home-type kitchen refrigerator), heating or air conditioning apparatus, stove or machinery, or conduct mechanical operations or cook thereon (other than in a home-type microwave oven) or therein, or place in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics or any other inflammable, explosives, hazardous or odorous material without the prior written consent of Landlord. No portion of the Premises shall at any time be used for cooking, sleeping or lodging quarters. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

6.	Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the Building, the Premises, or any other area on or about the Project, regardless of whether such loss occurs when these areas were locked against entry or not.

7.	No birds or animals shall be brought into or kept in or about the Building.

8.	Employees of Landlord shall not receive or carry messages for or to Tenant or other person, nor contract with or render free or paid services to Tenant or Tenant’s agents, employees, or invitees.

9.	Landlord will not permit entrance to Tenant’s offices by use of pass keys controlled by Landlord to any person at any time without written permission by Tenant, except employees, contractors, or service personnel directly supervised by Landlord.

10.	The entries, passages, doors, elevators and elevator doors (if provided), hallways or stairways shall not be blocked or obstructed; no rubbish, litter, trash, or material of any nature shall be placed, emptied or thrown into these areas, and such areas shall not be used at any time except for ingress or egress by Tenant, Tenant’s agents, employees or invitees to or from the Premises.

11.	Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant, its employees, agents, visitors or licensees shall be paid by Tenant, and Landlord shall not in any case be responsible therefor.

12.	The Landlord desires to maintain the highest standards of environmental comfort and convenience for all Tenants. It will be appreciated if any undesirable conditions or lack of courtesy or attention are reported directly to the management. Tenant shall give immediate notice to the Landlord in case of accidents in the Premises or in the Common Areas or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

13.	No Tenant shall make, or permit to be made, any unseemly or disturbing noises, interfere with occupants of this or neighboring buildings or premises, or those having business with them, whether by the use of any device, musical instrument, radio, unmusical noise, whistling, singing, or in any other way interfering with others’ quiet enjoyment of the Building.

14.	Landlord shall have the right to make such other and further reasonable rules and regulations as in the reasonable judgment of Landlord may from time to time be needful for the safety, appearance, care and cleanliness of the Building and for the preservation of good order therein. Landlord shall not be responsible to Tenant for any violations of rules and regulations by other Tenants, provided that Landlord shall make reasonable efforts to attempt to enforce the rules and regulations relative to other tenants.

15.	All Tenants shall adhere to and obey all such parking control measures as may be placed into effect by the Landlord through the use of signs, identifying decals or other instructions. No bicycles or other vehicles of any kind shall be brought into or kept on the Premises except in designated areas specified for parking of such vehicles.

16.	No safes or other objects, larger or heavier than the Building is limited to carry, shall be brought into or installed on the Premises. The Landlord shall have the power to prescribe the weight and position of such safes or other objects which shall, if considered necessary by the Landlord, be required to be supported by such additional materials placed on the floor as the Landlord may direct, and at the expense of the Tenant.

17.	Landlord shall have no obligation to repair, re-stretch, or replace carpeting, but will spot-clean and sweep carpeting as part of any janitorial services required to be furnished by Landlord under the Lease.

18.	Names to be replaced on or removed from directories should be furnished to the manager in writing on Tenant’s letterhead. All replacement directory strips will be at the expense of the Tenant Landlord will determine size and uniformity of strips.

19.	All Tenants shall see that doors of their premises are closed and securely locked before leaving the Building and must observe strict care not to leave such doors open and exposed to the weather or other elements. Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before the Tenant or the Tenant’s employees leave the Building, and that all electricity, gas and air conditioning shall likewise be carefully shut off, so as to prevent waste or damage, where controlled by Tenant.

B-1

20.	Janitorial services shall be provided five days per week in and about the Premises, and in no case shall such services be provided for Saturdays, Sundays and holidays (legal). Tenants shall not cause unnecessary labor by reason of carelessness or indifference in the preservation of good order and cleanliness. The work of the janitor or cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time without interruption of purpose for which the Premises are let. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc. necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service. Boxes should be broken down to fit into containers.

21.	Canvassing, soliciting and peddling in the Building are prohibited. All Tenants shall cooperate to prevent the same.

22.	All nail holes are to be patched and repaired in Tenant’s suite by Tenant upon vacating Premises.

23.	All holiday decorations and other temporary or special decorations must be flame-retardant. No live Christmas trees or candles are to be used throughout the Building. No decorations should be hung on the exterior windows or on exterior suite doors.

24.	There shall be no smoking permitted in the Building.

B-2

EXHIBIT “C”

PARKING RULES AND REGULATIONS

The parking rules & regulations are designed to assure our tenants and visitors safe use and enjoyment of the facilities. Please remove or hide any personal items of value from plain sight to avoid temptation leading to vandalism of vehicles. Please exercise added caution when using parking lot at night. Please keep vehicle locked at all times. Please report violations of these rules to the Landlord immediately. Please report any lights out or other possibly dangerous situations to the Landlord as soon as possible. Please also note that the aggregate number of parking spaces in the Project for all tenants and visitors has been based upon four (4) spaces for every one thousand (1,000) net rentable square feet of space in the buildings within the Project.

Types of Parking

Subterranean Parking

All spaces in the subterranean parking structure are reserved and assigned.

Surface - Covered

All surface-covered spaces are reserved and assigned to tenants. These spaces are available for lease only. Parking spaces will be leased on a 90-day prepaid basis. (Contact Landlord’s property manager for information).

Visitor Parking

Visitor parking is for clients and visitors to the building. In some cases, a time limit will be posted. Tenants and employees should not use these spaces.

Handicap Parking

Only vehicles displaying handicap plates or official handicap placards may park in the spaces designated as handicap parking.

Surface – Uncovered

All surface uncovered parking spaces, not marked handicap or reserved, are available for use by tenants and employees.

Hours For Parking

24 hours per day, 7 days per week, subject to periodic maintenance and repairs, applicable law and events, circumstances and conditions beyond Landlord’s reasonable control.

Restrictions

•	Damage caused by vehicles is the responsibility of vehicle owner.

•	Landlord is not responsible for theft or damage to any vehicle.

•	Landlord is not responsible for water damage from leaks in the garage or any surface parking area.

•	Landlord is not responsible for damage due to height limitations of garage.

•	Vehicles not to exceed 2 miles per hour speed limit in the garage.

•	Vehicles that leak excessive fluids will be required to protect parking surface.

•	Mechanical repairs to vehicles are not permitted on property.

•	Large or oversize vehicles such as motor homes, boats or trailers are not permitted.

•	No parking in fire lanes, loading zones or any other areas not designated as a parking space.

•	Landlord, at Landlord’s sole discretion, may add or modify the parking rules.

•	Landlord reserves the right to relocate the location of reserved spaces from time to time.

•	Rental for reserved spaces shall be paid to Landlord by Tenant along with, and on the same due date as, the Minimum Monthly Rent.

Violations of rules & regulations may result in towing from the Project. Towing from the Project can only be ordered by Landlord or Landlord’s property manager. Charges for towing are to be paid by vehicle owner.

C-1

EXHIBIT “D”

TENANT IMPROVEMENTS

1. Acceptance of Premises. Except as otherwise specifically provided in this Exhibit D, Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into.

2. Landlord’s Obligations. Landlord shall provide Tenant with Building standard directory and suite signage and Landlord shall construct the tenant improvements shown on the Plans and Drawings attached hereto as Exhibit D-1, which are approved by Landlord and Tenant (the “Work”) using Building standard materials.

3. Definitions. As used herein, “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Premises has been performed in substantial accordance with the Plans and Drawings, as reasonably determined by Landlord (other than any details of construction, mechanical adjustment or other similar matter, the noncompletion of which does not materially interfere with Tenant’s use or occupancy of the Premises).

4. Walk-Through; Punchlist. When Landlord considers the Work in the Premises to be Substantially Completed, Landlord will notify Tenant and within three (3) Business Days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within thirty (30) days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.

Signage: Tenant shall have the right to erect and maintain (at Tenant’s sole cost and expense) fascia signage, subject to prior written approval of the City of Scottsdale and prior written approval of Landlord, which Landlord shall not unreasonably withhold, delay or condition. All work to be performed by Tenant shall be governed by the terms of the Lease, including, without limitation, Articles 11 and 13. All of Tenant’s signage shall be maintained by Tenant in a safe and clean condition and in good repair.

Attach Exhibit D-1

(Attach Approved Plans and Drawings—which include Space Plan PP-1 dated May 16, 2007)

D-1

SCOPE OF WORK

FLOOR PLAN PP-1

TENANT APPROVAL:

DATE: 6/12/0

GENERAL NOTES

KEY NOTES

WALL LEGEND

PRELIMINARY NOT FOR CONSTRUCTION

GAINEY CENTER II
8501 N. Scottsdale Road, Suite #280
Scottsdale, Arizona
TPI COMPOSITES, INC.

PRELIM PLAN

PP-1

TPI COMPOSITES GAINEY CENTER II

EXHIBIT “E”

CONFIRMATION OF COMMENCEMENT DATE

            , 200

Re:	Lease Agreement (the “Lease”) dated , 200 , between , a (“Landlord”), and , a (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2. Commencement Date. The Commencement Date of the Lease is             , 200

3. Expiration Date. The Term is scheduled to expire on the last day of the      full calendar month of the Term, which date is             , 200  .

4. Contact Person. Tenant’s contact person in the Premises is:

Attention:
Telephone:
Telecopy:

5. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant farther confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in fall effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Agreed and accepted:	Sincerely,

[TENANT’S SIGNATURE BLOCK],
a	a

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

PUNCHLIST ITEMS

Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.

EXHIBIT F

COMMERCIAL MOISTURE ADDENDUM

This Addendum is entered into this 12th day of June, 2007, by and between GAINEY CENTER II LLC, a Delaware limited liability company (“Landlord”), and LCSI HOLDING, INC., a Delaware corporation (“Tenant”). Reference is hereby made to that certain Office Lease Agreement dated of even date herewith (the “Lease”), between Landlord and Tenant. IN CONSIDERATION OF THEIR MUTUAL PROMISES, LANDLORD AND TENANT AGREE AS FOLLOWS:

Tenant is leasing from Landlord Suite 280 in the office building located at 8501 North Scottsdale Road, Scottsdale, Arizona 85258.

This Addendum shall be and is incorporated into the Lease. It is generally understood that mold spores are present essentially everywhere and that mold can grow in any moist location. Emphasis is hereby placed on the prevention of moisture and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of good housekeeping, proper ventilation, and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms and around outside walls) for mold prevention. In signing this Addendum, Tenant acknowledges having previously inspected the Premises and hereby certifies that Tenant has not observed mold, mildew or moisture within the Premises. Tenant agrees to immediately notify Landlord if Tenant observes any mold or mildew and/or moist conditions (from any source, including leaks), and to allow Landlord or its agent to enter the Premises to inspect, evaluate and make recommendations and/or take appropriate corrective action. Tenant hereby releases Landlord and its agents of and from any liability for any personal injury or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on the Premises, except resulting from Landlord’s gross negligence or willful misconduct.

TENANT:

LCSI HOLDING, INC., a Delaware corporation

By:	/s/ Wayne G. Monie
Name:	WAYNE G. MONIE
Title:	COO

Commercial Moisture and Mold Prevention Guidelines

Exercising proper ventilation and moisture control measures will help maintain your comfort and prevent mold growth in the Premises. Tenant agrees to adopt and implement the following in order to avoid the development of moisture or mold growth:

1.	Report any maintenance problems involving water, moist conditions, or mold to the Landlord or its agent promptly and conduct its required activities in a manner which prevents unusual moisture conditions or mold growth.

2.	Do not block or inhibit the flow of return or make-up air into the HVAC system. Maintain the Premises at a consistent temperature and humidity level in accordance with Landlord’s instructions.

3.	Maintain water in all drain traps at all times.

TENANT:

LCSI HOLDING, INC., a Delaware corporation

By:	/s/ Wayne G. Monie
Name:	WAYNE G. MONIE
Title:	COO

EXHIBIT “G”

RENEWAL TERM PROVISIONS

If Tenant is not in default of the terms and conditions of the Lease at the exercise of an option and at the commencement of any renewal term, and so long as Tenant has not been in default more than two (2) times during the Lease Term, and Tenant is occupying the entire Premises at the time of such election, Tenant may extend the Lease Term for one (1) additional period of five (5) years, by delivering written notice of the exercise thereof to Landlord at least six (6) months before the expiration of the Lease Term.

The Annual Minimum Rent and the Minimum Monthly Rent payable for each month during such extended term shall be the prevailing rental rate (the “Prevailing Rental Rate”) at the commencement of such extended term, for the leasing of space in the Project, of equivalent quality, size, utility and location, with the length of the extended term and the credit standing of Tenant to be taken into account. Furthermore, the Expense Stop applicable during such extension shall be determined by Landlord in its reasonable discretion based upon Landlord’s then current leasing practices. Within thirty (30) days after receipt of Tenant’s written notice to extend, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Annual Minimum Rent and Minimum Monthly Rent, and the other terms and conditions offered. Tenant shall, within ten (10) days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended term, Landlord and Tenant shall execute an amendment to the Lease extending the term on the same terms provided in the Lease, except as follows:

(a) Annual Minimum Rent and Minimum Monthly Rent shall be adjusted to the Prevailing Rental Rate;

(b) Tenant shall have no further renewal option, unless expressly granted by Landlord in writing; and

(c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, improvements allowance and the like) or other tenant inducements.

If Tenant rejects Landlord’s determination of the Prevailing Rental Rate, or fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant’s rights to renew the Lease Term of this Lease shall terminate and Tenant shall have no right to renew or extend the Lease.

Tenant’s rights under the Lease to which this Exhibit is attached to extend the Lease Term shall terminate if (1) the Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in the Lease or sublets any portion of the Premises (other than in connection with a Permitted Transfer), (3) Tenant fails to timely exercise its renewal option under this Lease, time being of the essence with respect to Tenant’s exercise thereof, or (4) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of the Lease.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of April 14, 2008, by and between GAINEY CENTER II, LLC, a Delaware limited liability company (“Landlord”), and LCSI HOLDING, INC., a Delaware corporation (“Tenant).

RECITALS:

A. Landlord and Tenant entered into that Office Lease Agreement dated June 12, 2007 (the “Lease”), relating to Suite 280 containing approximately 4,012 rentable square feet (the “Original Premises”), in the building located at 8501 North Scottsdale Road, Scottsdale, Arizona 85253 (the “Building”) and commonly known as Gainey Center II (the “Project”).

B. Tenant desires to lease additional space in the Project and to renew and extend the Lease, and Landlord has agreed to such expansion and renewal and extension, upon the terms and conditions hereinafter described.

C. All capitalized terms used in this Amendment shall have the meanings given to them in the Lease, as amended hereby, unless otherwise defined herein.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the foregoing recitals, Ten and No/100 Dollars ($10.00) in hand paid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby acknowledge and agree to the following:

1. The Term of the Lease is hereby extended for a period of one (1) year beginning August 1, 2012, and terminating on July 31, 2013, unless sooner terminated pursuant to the provisions of the Lease (the “Renewal Term”).

2. In addition to the Original Premises, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the space designated as Suite 270 on the second floor of the Building as shown on Exhibit A attached hereto and made a part hereof, which for all purposes under this Lease, Landlord and Tenant agree contains 2,938 rentable square feet (the “Expansion Space”). From and after the Expansion Space Commencement Date (hereinafter defined), the term “Premises,” as used in the Lease, shall be and include the Original Premises and the Expansion Space, which shall collectively consist of 6,950 rentable square feet. “Expansion Space Commencement Date” shall mean the date of substantial completion of the leasehold improvements in the Expansion Space to be constructed by Landlord, which date the parties estimate to be May 1, 2008; provided, however, that the foregoing is an estimate only, and if Landlord is unable to tender possession of the Expansion Space in such condition by the estimated Expansion Space Commencement Date, then: (a) the validity of this Amendment and the Lease shall not be affected or impaired thereby; (b) Landlord shall not be in default hereunder or under the Lease or be liable for damages therefor; and (c) Tenant shall accept possession of the Expansion Space when Landlord tenders possession thereof to Tenant. The

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lease of the Expansion Space shall be for the same Term and other terms and conditions as the Lease, as modified by this Amendment.

3. The Minimum Monthly Rent for the Premises shall be as follows:

Months	Annual Minimum Rent Rate PSF (not including rent tax)	Monthly Minimum Rent Original Premises (not including rent tax)	Monthly Minimum Rent Expansion Space (not including rent tax)
08/01/07 – 07/31/08	$33.00	$11,033.00			**
08/01/08 – 07/31/09	$34.00	$11,367.33	**$	8,324.33
08/01/09 – 07/31/10	$35.00	$11,701.67		$8,569.17
08/01/10 – 07/31/11	$36.00	$12,036.00		$8,814.00
08/01/11 – 07/31/12	$37.00	$12,370.33		$9,058.83
08/01/12 – 07/31/13	$38.00	$12,704.67		$9,303.67

**	For the six (6) month period following the Expansion Space Commencement Date, Tenant shall pay as Minimum Monthly Rent for the Expansion Space, the amount of $1,683.00. Following the expiration of such six-month period, Tenant shall pay the amounts set forth in the chart above.

Tenant agrees to pay the Minimum Monthly Rent in equal monthly installments at the place provided in the Lease on the first (1st) day of each month, in advance (subject to adjustment in accordance with the other provisions of the Lease), plus all applicable taxes thereon (excluding Landlord’s income taxes), together with all other amounts due under the terms of the Lease.

4. The Expense Stop for the Expansion Space shall be the actual per square foot (based on Rentable Square Footage) Operating Costs during the 2008 Operating Year, provided, however, that for purposes of establishing the Expense Stop for the Expansion Space, the Operating Costs shall be calculated as if the Building were 95% occupied and 100% assessed for taxes.

5. Landlord shall at Landlord’s cost, provide the Expansion Space with Building standard directory, directional and suite signage. Effective as of the date of full execution of this Amendment by Landlord and Tenant, Tenant shall have the non-exclusive right to place its name on the existing monument sign in front of the Building (the “Signage”). The Signage shall be installed and maintained at Tenant’s sole cost and expense throughout the Term. The rights of Tenant under this paragraph: (i) are personal to Tenant and may not be assigned to any other

2

party, including without limitation any assignee or subtenant; (ii) are terminable by Landlord following any default not cured within applicable cure periods; and (iii) are terminable by Landlord if Tenant reduces the size of the Premises, notwithstanding the consent of Landlord thereto. The location, size, material and design of the Signage shall be subject to the prior written approval of Landlord, and Tenant shall be responsible for compliance with applicable laws. Upon the expiration or earlier termination of this Lease or the termination of Tenant’s sign rights as set forth herein, Tenant shall remove the Signage, at Tenant’s sole cost and expense, and restore the monument sign to its condition immediately prior to the installation of the Signage. If Tenant fails to timely remove the Signage, then the Signage shall conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without further notice to Tenant or any other person and without obligation to account therefor. Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord in connection therewith within thirty (30) days of Landlord’s invoice. The provisions of this paragraph shall survive the expiration or earlier termination of the Lease.

6. Tenant hereby acknowledges that except for the Leasehold Improvements (as defined below): (a) Tenant accepts the Original Premises, Expansion Space and the Project as suitable for the purposes for which the same are leased; (b) that the renewal of the Lease is on an “As-Is” basis and Landlord has made no representations or warranties concerning the Original Premises, the Expansion Space or the Project; and (c) Landlord has fully complied with Landlord’s obligations contained in the Lease.

7. Landlord shall at Landlord’s cost provide building standard turnkey improvements to the Expansion Space (the “Leasehold Improvements”), based upon a space plan mutually acceptable to Landlord and Tenant, at a cost not to exceed $4.00 per rentable square foot contained in the Expansion Space ($11,752.00) (the “Allowance”). If Tenant desires additional improvements in the Expansion Space which exceed the Allowance, Tenant shall submit to Landlord for approval full definitive plans and specifications for such leasehold improvements to be constructed or installed in the Expansion Space, the cost of which shall be payable by Tenant prior to construction of such additional improvements.

8. Upon execution of this Amendment, Tenant shall deposit $9,000.00 with Landlord to be held as an additional Security Deposit upon the terms and conditions of the Lease. Following such deposit, the total Security Deposit held by Landlord shall be $21,000.00.

9. Tenant shall have the right to use seven (7) additional parking spaces at the Building, as follows: (i) three (3) reserved parking spaces in the garage serving the Building, at a rate of $65.00 per space per month (plus applicable rent tax); (ii) two (2) unreserved parking spaces in the garage serving the Building, at a rate of $45.00 per space per month (plus applicable rent tax); and (iii) two (2) uncovered, unreserved parking spaces in the parking lot serving the Building, at a rate of $25.00 per space per month (plus applicable rent tax).

10. Tenant warrants that it has had no dealing with any broker or agent in connection with the negotiation or execution of this Amendment other than Grubb & Ellis/BRE (representing Landlord) and Hackett Real Estate Solutions (representing Tenant), and Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims by any

3

other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

11. Except as modified by this Amendment, the Lease and all the terms, covenants, conditions and agreements thereof are hereby in all respects ratified, confirmed and approved. Tenant hereby affirms that on the date hereof no breach or default by either party has occurred and that the Lease, and all of its terms, conditions, covenants, agreements and provisions, except as hereby modified, are in full force and effect with no defenses or offsets thereto.

12. This Amendment contains the entire understanding between the parties with respect to the matters contained herein. Except as modified by this Amendment, the Lease shall remain unchanged and shall continue in full force and effect. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Amendment, except as are contained herein and in the Lease. This Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification or discharge is sought.

13. This Amendment may be executed in any number of identical counterparts each of which shall be deemed to be an original and all, when taken together, shall constitute one and the same instrument. A facsimile or similar transmission of a counterpart signed by a party hereto shall be regarded as signed by such party for purposes hereof.

14. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and this instrument is not effective as a lease amendment or otherwise until executed and delivered by both Landlord and Tenant.

[Signature page follows]

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IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment as of the date and year first above written.

LANDLORD:

GAINEY CENTER II, LLC, a Delaware limited liability company

By:	ICRE REIT HOLDINGS,
a Maryland real estate investment trust,
its sole member

By:
Name:
Title:

TENANT:

LCSI HOLDING, INC., a Delaware corporation

By:	/s/ Wayne G. Monie
Name:	Wayne G. Monie
Title:	COO

5

EXHIBIT A

EXPANSION SPACE

11'-0" x 15'-0"
RECEPTION
16'0 X 13'4
CONFERENCE
13'0 X 14'6
COPY/BREAK
11'0 X 14'0
OFFICE
13'0 X 11'0
OFFICE
14'0 X 11'0
OFFICE
10'0 X 11'0
OFFICE
13'0 X 11'0
OFFICE
13'0 X 11'0
OFFICE
16'-0" x 14'-8"
OFFICE
13'-10" x 14'-8"
OFFICE
13'-10" x 14'-8"
8'X8'
8'X8' FUTURE
SCOPE OF WORK
SPEC SUITE #270
SK-1
SCALE: 1/8" = 1'-0"
5/16/07
2,938 R.S.F.

6

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is made as of January 31, 2012 (the “Effective Date”), by and between GAINEY CENTER II, LLC, a Delaware limited liability company (“Landlord”). and LCSI HOLDING, INC., a Delaware corporation (“Tenant”).

RECITALS:

A. Landlord and Tenant entered into that Office Lease Agreement dated as of June 12, 2007, as amended by First Amendment to Lease dated as of April 14, 2008 (collectively, the “Lease”), relating to approximately 6,950 rentable square feet designated as Suite 270 and Suite 280 (collectively, the “Premises”), in the building located at 8501 North Scottsdale Road, Scottsdale, Arizona 85253 (the “Building”), commonly known as Gainey Center II.

B. Tenant desires to renew and extend the Lease, and Landlord has agreed to such renewal and extension, upon the terms and conditions hereinafter described.

C. All capitalized terms used in this Amendment shall have the meanings given to them in the Lease, as amended hereby, unless otherwise defined herein.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the foregoing recitals, Ten and No/100 Dollars ($10.00) in hand paid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby acknowledge and agree to the following:

1. The Term of the Lease is hereby extended to expire on July 31, 2017 (the “Extended Term”). There are no further renewal options under the Lease except as set forth in Section 7 below.

2. Commencing on February 1, 2012, the Minimum Rent payable for the Premises shall be as set forth in the chart below. Tenant agrees to pay the Minimum Rent and all other amounts due under the terms of the Lease, in the manner set forth in the Lease.

Months	Rental Rate PSF*		Annual Minimum Rent*		Monthly Minimum Rent*
02/01/12 – 07/31/12	$0.00	**	$0.00	**	$0.00	**
08/01/12 – 07/31/13	$26.25		$182,437.50		$15,203.13
08/01/13 – 07/31/14	$26.75		$185,912.50		$15,492.71
08/01/14 – 07/31/15	$27.25		$189,387.50		$15,782.29
08/01/15 – 07/31/16	$27.75		$192,862.50		$16,071.88
08/01/16 – 07/31/17	$28.25		$196,337.50		$16,361.46

GAINEY CENTER II/TPI COMPOSITE

*	Plus applicable rental taxes
**	Landlord agrees to abate: (i) Minimum Monthly Rent for the months of February through July, 2012 (the “Abatement Months”), in the aggregate amount of $91,218.78; and (ii) Parking Charges (as defined below) during the Abatement Months, in the aggregate amount of $3,840.00 (such abatement being $95,058.78 in the aggregate and hereinafter collectively referred to as the “Abatement”). The abatement of Minimum Monthly Rent and Parking Charges is conditioned upon Tenant’s full and timely performance of all of its obligations under the Lease. If at any time after the Effective Date a default by Tenant occurs which is not cured within applicable notice and cure periods, then the Abatement shall automatically be deemed void effective as of the Effective Date, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under the Lease (and without waiver of Landlord’s other rights and remedies for a monetary default under the Lease), the full amount of the Abatement received by Tenant (plus applicable Rent Tax) plus interest at the rate of ten percent (10%) per annum (or if less, the highest rate permitted by applicable law). The Abatement shall automatically be deemed as terminated one (1) day prior to the filing of a petition by or against Tenant: (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; or (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in the Lease.

3. Tenant hereby acknowledges that: (a) Tenant accepts the Premises on an “As-Is” basis and Landlord shall not be obligated to perform any tenant improvements or provide any allowances with respect to the Premises; and (b) Landlord has made no representations or warranties concerning the Premises or the Building.

4. Effective as of February 1, 2012, the Expense Stop shall be based upon a 2012 Base Year, and accordingly Section 1.1 (j) of the Lease shall be modified to delete the phrase “2007 Operating Year’’ and replace it with “2012 Operating Year”. Operating Costs shall be calculated as if the Building were 95% occupied and 100% assessed for Taxes.

5. During the Extended Term, the parking spaces available to Tenant and the parking charges for same (the “Parking Charges’”) shall be the same as set forth in Section 1.1(1) of the Lease, provided that the Parking Charges shall be abated during the Abatement Months.

6. Tenant shall have a one-time option to terminate this Lease effective as of April 30, 2015 (the “Early Termination Date”), provided Tenant gives notice thereof to Landlord not less than one hundred eighty (180) days prior to the Early Termination Date and provided Tenant is not in default under the Lease at the time of the giving of such notice nor on the Early Termination Date Additionally, Tenant’s right to terminate hereunder is conditioned upon: (a) the payment in full by Tenant of all Rent through and including the Early Termination Date; and (b) at the time Tenant delivers notice to Landlord that it is exercising its termination right hereunder, Tenant shall pay Landlord the cash sum of Two Hundred and Five Thousand Dollars ($205,000.00) (the “Termination Payment”). If Tenant has timely exercised its early termination right, then after Landlord’s receipt of the Termination Payment, and so long as Tenant has surrendered the Premises in the condition required under the Lease, neither party shall have any rights, liabilities or obligations under the Lease for the period accruing after the Early Termination Date, except those which, by the provisions of the Lease, expressly survive the termination of the Lease. If Tenant fails to timely notify Landlord of Tenant’s exercise of its early termination right or fails to timely pay the Termination Payment, time being of the essence, then Tenant’s early termination rights shall be null and void.

GAINEY CENTER II/TPI COMPOSITE

7. Provided Tenant is not then in default under the Lease, Tenant may renew the Lease for one (1) additional period of five (5) years, by delivering written notice of the exercise thereof (the “Renewal Notice”) to Landlord not earlier than May 1, 2016, and not later than August 1, 2016. The Rent payable for each month during such extended term shall be the prevailing rental rate at the commencement of such extended Term for renewals of space in the Building of equivalent quality, size, utility and location, with the length of the extended term and the credit standing of Tenant to be taken into account (the “Prevailing Rental Rate”). Within thirty (30) days after receipt of Tenant’s Renewal Notice, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Rent, if any, and the other terms and conditions offered. Tenant shall, within ten (10) days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant rejects Landlord’s determination of the Prevailing Rental Rate, or fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant’s renewal rights shall terminate and Tenant shall have no right to renew the Lease. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended term, Landlord and Tenant shall execute an amendment to the Lease evidencing such renewal.

8. Tenant warrants that it has had no dealing with any broker or agent in connection with the this Amendment other than CBRE, Inc. (representing Landlord) and CresaPartners (representing Tenant), and Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

9. Except as modified by this Amendment, the Lease and all the terms, covenants, conditions and agreements thereof are hereby in all respects ratified, confirmed and approved. Tenant hereby affirms that on the date hereof no breach or default by either party has occurred and that the Lease, and all of its terms, conditions, covenants, agreements and provisions, except as hereby modified, are in full force and effect with no defenses or offsets thereto.

10. This Amendment contains the entire understanding between the parties with respect to the matters contained herein. Except as modified by this Amendment, the Lease shall remain unchanged and shall continue in full force and effect. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Amendment, except as are contained herein and in the Lease. This Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification or discharge is sought.

11. Tenant hereby represents and warrants to Landlord that: (a) Tenant is in good standing under the laws of the State of its organization; (b) Tenant has full corporate power and authority to enter into this Amendment and to perform all of Tenant’s obligations under the Lease, as amended by this Amendment; and (c) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

12. This Amendment may be executed in any number of identical counterparts each of which shall be deemed to be an original and ail, when taken together, shall constitute one and the same

GAINEY CENTER II/TPI COMPOSITE

instrument. A facsimile or similar transmission of a counterpart signed by a party hereto shall be regarded as signed by such party for purposes hereof.

[Signature page follows]

GAINEY CENTER II/TPI COMPOSITE

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment as of the Effective Date.

LANDLORD:

GAINEY CENTER II, LLC, a Delaware limited liability company
By:	ICRE REIT HOLDINGS, a Maryland real estate investment trust, its sole member

By:	/s/ Cain Kirk
Name:	CAIN KIRK
Title:	VICE PRESIDENT

TENANT:

LCSI HOLDING, INC., a Delaware corporation

By:	/s/ Robert B. Kane
Name:	Robert B. Kane
Title:	Corporate Director, Global Sourcing & Supply

GAINEY CENTER II/TPI COMPOSITE

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is made as of August 24, 2015 (the “Effective Date”), by and between GAINEY CENTER II, LLC, a Delaware limited liability company (“Landlord”), and TPI COMPOSITES, INC., a Delaware corporation formerly known as LCSI Holding, Inc. (“Tenant”).

RECITALS:

A. Landlord and Tenant entered into that Office Lease Agreement dated as of June 12, 2007, as amended by First Amendment to Lease dated as of April 14, 2008 (the “First Amendment”), and that Second Amendment to Lease dated as of January 31, 2012 (the “Second Amendment”) (collectively, the “Lease”), relating to approximately 6,950 rentable square feet designated as Suite 270 and Suite 280 (collectively, the “Original Premises”), in the building located at 8501 North Scottsdale Road, Scottsdale, Arizona 85253 (the “Building”), commonly known as Gainey Center II.

B. Tenant desires to vacate the Original Premises and relocate to other premises in the Building and to renew and extend the Lease, and Landlord has agreed to such relocation and renewal and extension, upon the terms and conditions hereinafter described.

C. All capitalized terms used in this Amendment shall have the meanings given to them in the Lease, as amended hereby, unless otherwise defined herein.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the foregoing recitals, Ten and No/100 Dollars ($10.00) in hand paid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby acknowledge and agree to the following:

1. New Space. From and after the New Space Commencement Date (as hereinafter defined): (a) the Premises leased by Tenant under the Lease shall be Suite 100, shown on Exhibit A attached hereto and made a part hereof, which for all purposes under the Lease, Landlord and Tenant agree contains 13,285 rentable square feet (the “New Space”), and the attached Exhibit A shall supersede Exhibit A to the Lease and Exhibit A to the First Amendment; (b) the defined term “Premises” in the Lease shall refer to the New Space; and (c) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the New Space, and no further action or instrument shall be required by the parties hereto to so lease the New Space to Tenant. “New Space Commencement Date” or “NSCD” shall mean the date of Substantial Completion (as defined in the Work Letter attached hereto as Exhibit B) of the Work (as defined in Exhibit B) in the New Space to be constructed by Tenant, but in no event shall the New Space Commencement Date be later than January 15, 2016. Upon the New Space Commencement Date, the New Space shall be deemed to be the Premises under the Lease for all purposes thereof and the Original Premises shall be deemed deleted from the Lease. Within fifteen (15) days following the New Space Commencement Date (the “Surrender Period”). Tenant shall deliver the Original Premises to Landlord in accordance with Article 12 of the Lease. Tenant shall not be obligated to pay Rent on the Original Premises during the 15-day Surrender Period. Tenant shall remain liable for: (i) all of Tenant’s obligations under the

GAINEY CENTER II/TPI COMPOSITES, INC.

Lease relating to the Original Premises (other than Rent) until such time as Tenant actually vacates and surrenders the Original Premises to Landlord in accordance with Article 12 of the Lease (the “Surrender Date”); and (ii) Rent on the Original Premises from and after the expiration of the Surrender Period through the Surrender Date (at the rental rate that would otherwise be payable under the Lease if this Amendment had not been executed (i.e., not at holdover rates)), if Tenant fails to vacate the Original Premises prior to the expiration of the Surrender Period. Notwithstanding the foregoing, any and all obligations of Tenant under the Lease that survive the expiration and termination of the Lease shall survive the deletion of the Original Premises from the Lease with respect to such obligations accruing prior to the Surrender Date.

2. Term. The Term of the Lease is hereby extended to expire on the last day of the ninetieth (90th) full calendar month following the New Space Commencement Date (the period from the NSCD through the expiration of the 90th full calendar month being hereinafter referred to as the “New Space Term”). There are no further renewal options under the Lease except as set forth in Exhibit C attached hereto.

3. Minimum Rent. Commencing on the New Space Commencement Date, the Minimum Rent payable for the Premises shall be as set forth in the chart below. Tenant agrees to pay the Minimum Rent and all other amounts due under the terms of the Lease, in the manner set forth in the Lease.

Months	Rental Rate PSF*		Annual Minimum Rent*		Monthly Minimum Rent*
1 - 6	$0.00	**	$0.00	**	$0.00	**
7 - 54	$27.00		$358,695.00		$29,891.25
55 - 90	$28.00		$371,980.00		$30,998.33

*	Plus applicable rental taxes
**

Landlord agrees to abate: (i) Minimum Monthly Rent for the first six (6) months following the New Space Commencement Date (the “Abatement Months”), in the aggregate amount of $179,347.50; and (ii) Parking Charges (as defined below) during the first twelve (12) months following the New Space Commencement Date, in the aggregate amount of $14,160.00, for an aggregate abatement of $193,507.50 (collectively, the “Abatement”). The abatement of Minimum Monthly Rent and Parking Charges is conditioned upon Tenant’s full and timely performance of all of its obligations under the Lease. If at any time after the Effective Date a monetary default by Tenant occurs which is not cured within applicable notice and cure periods, and such default continues for thirty (30) days following the expiration of the applicable cure period, then the Abatement shall automatically be deemed void effective as of the Effective Date, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under the Lease (and without waiver of Landlord’s other rights and remedies for a monetary default under the Lease), the unamortized amount of the Abatement received by Tenant (plus applicable Rent Tax) plus interest at the rate of ten percent (10%) per annum (or if less, the highest rate permitted by applicable law) (using a ninety (90) month amortization period on a straight-line basis). The Abatement shall automatically be deemed as terminated one (1) day prior to the filing of a petition by or against Tenant: (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state

GAINEY CENTER II/TPI COMPOSITES, INC.

or federal debtor relief law; or (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in the Lease.

4. “As-Is”. Tenant hereby acknowledges that except for Landlord’s payment of the Construction Allowance and Additional Allowance if applicable (each as defined in Exhibit B): (a) Tenant accepts the New Space and the Building as suitable for the purposes for which the same are leased; (b) that the lease of the New Space is on an “As-Is” basis and Landlord has made no representations or warranties concerning the New Space or the Building; and (c) Landlord has fully complied with Landlord’s obligations contained in the Lease.

5. Expense Stop. Effective as of the New Space Commencement Date, the Expense Stop shall be based upon a 2016 Base Year, and accordingly Section 1.1(j) of the Lease (and Section 4 of the Second Amendment) shall be modified to delete the phrase “2007 Operating Year” (and “2012 Operating Year”) and replace it with “2016 Operating Year”. Operating Costs shall be calculated as if the Building were 95% occupied and 100% assessed for Taxes. Notwithstanding the foregoing, for purposes of calculating the amount of Operating Costs payable by Tenant, commencing in calendar year 2017, Operating Costs (with the exception of Uncontrollable Expenses (defined below)) shall not exceed for any calendar year during the New Space Term, the amount of Operating Costs for the preceding calendar year plus five percent (5%) (compounded annually) (the “Cap”). Any increases in Operating Costs not recovered by Landlord due to the foregoing limitation shall be carried forward into all succeeding calendar years during the New Space Term (subject to the foregoing limitation) until fully recouped by Landlord (provided that at the expiration of the New Space Term any amounts not carried forward due to the Cap shall not be recoverable from Tenant). The term “Uncontrollable Expenses” means expenses relating to the cost of utilities, insurance, real estate taxes and other uncontrollable expenses (such as, but not limited to, increases in the minimum wage which may affect the cost of service contracts).

6. Parking. During the New Space Term, Tenant shall lease at a minimum the following parking spaces in the parking structure adjacent to the Building (the “Parking Garage”), at the market rates for such Parking Garage (the “Parking Charges”), plus applicable taxes: (i) eleven (11) covered, reserved parking spaces, in the locations shown on Exhibit E attached hereto; (ii) eight (8) covered, unreserved parking spaces on the basement level; and (iii) four (4) rooftop spaces, in the locations shown on Exhibit E attached hereto (collectively, the “Elected Spaces”). These Elected Spaces are in lieu of and not in addition to any parking spaces provided with respect to the Original Premises. The current market rates are as set forth below (plus applicable taxes):

$75.00 per stall, per month for covered reserved parking spaces

$55.00 per stall, per month for covered, unreserved parking spaces

$35.00 per stall, per month for parking on the rooftop of the Parking Garage

Parking charges for the above-referenced Elected Spaces for the twelve (12) month period following the New Space Commencement Date shall be abated, as set forth in Section 3 above.

Subject to then-availability and payment of the respective Parking Charges (excluding any abatement described above) and the terms hereof, Tenant may, at any time upon not less than thirty (30) days prior written notice to Landlord (provided that if Landlord does not have to cancel a month-to-month agreement with another party for such space(s), then Tenant’s notice period shall be reduced to five (5) business days), elect to increase the number of Elected Spaces to an amount not to

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exceed the following amounts in the aggregate: (i) eight (8) covered, reserved parking spaces; (ii) eighteen (18) covered, unreserved parking spaces; and (iii) fourteen (14) rooftop spaces.

7. Temporary Expansion Space. In order to accommodate Tenant’s immediate short term expansion needs for additional space prior to the New Space Commencement Date and in consideration of Tenant executing this Amendment, Landlord hereby grants to Tenant a revocable, non-transferable and exclusive license (“License”) to use approximately 1,930 rentable square feet designated as Suite 205 of the Building, shown on Exhibit A-1 attached hereto and made a part hereof (“License Area”) for the Permitted Use and storage purposes, upon the terms and conditions of the Lease except as set forth in this Amendment. Tenant shall not be obligated to exercise its rights under such License, but if Tenant elects to exercise such rights, then Tenant shall provide written notice to Landlord of such exercise (the “License Notice”) and the remainder of this paragraph shall be applicable: (a) the term of such License shall commence on the date designated in the License Notice and shall continue until the earlier of: (i) the date of termination of the License by written notice from Tenant to Landlord; (ii) the Surrender Date; or (ii) the New Space Commencement Date (the “License Term”); and (b) Tenant shall pay on or before the first day of each calendar month during the License Term $1,342.96 as reimbursement for operating expenses for the License Area (the “License Fee”) in connection with the License Area in lieu of any other fees, rent, or royalty charges for this License or the use of the License Area. License Fees for any partial month shall be prorated based upon the number of days in such month. At no additional expense to Tenant, Landlord shall provide building standard utilities to the License Area during Building hours. Tenant shall maintain the License Area in good order and repair during the License Term. Tenant shall make no alterations, improvements, or changes of any kind to the Licensed Area without first having obtained the written consent of Landlord. At all times during the term of this License, Tenant shall, at its sole cost and expense, comply with all laws, ordinances, and regulations pertaining to Tenant’s use of the License Area. Upon the expiration of the License Term, Licensee shall vacate and surrender the License Area to Landlord in the same condition and repair as exists as of the Effective Date, subject only to ordinary wear and tear, and Tenant shall repair any damage done to the License Area as a result of such vacation.

8. Right of First Offer. Tenant shall have a one-time Right of First Offer on space contiguous to the New Space, subject to and in accordance with Exhibit D attached hereto.

9. Landlord’s Lien. Landlord and Tenant each agree that Section 29.3 of the Lease is hereby deleted in its entirety.

10. Signage. Tenant shall have the non-exclusive right to place its name on the existing monument sign in front of the Building on Scottsdale Road in the location shown on Exhibit F attached hereto (the “Signage”); provided, however, Landlord shall have the right to terminate Tenant’s Signage right granted herein at any time that Landlord enters into a lease with another tenant that leases more square footage in the Building than Tenant. The Signage shall be installed and maintained at Tenant’s sole cost and expense throughout the Term as same may be extended. The rights of Tenant under this paragraph: (i) are personal to Tenant and may not be assigned to any other party, including without limitation any assignee or subtenant; (ii) are terminable by Landlord following any monetary default not cured within applicable notice and cure periods, if such default continues for thirty (30) days following the expiration of the applicable cure period; and (iii) are terminable by Landlord if Tenant reduces the size of the Premises below 13,285 rentable square feet, notwithstanding the consent of Landlord thereto. The location, size,

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material and design of the Signage shall be subject to the prior written approval of Landlord (which shall not be unreasonably withheld), and Tenant shall be responsible for compliance with laws. Upon the expiration or earlier termination of the Lease or the termination of Tenant’s sign rights as set forth herein, Tenant shall remove the Signage, at Tenant’s sole cost and expense, and restore the area of the monument sign containing the Signage to its condition immediately prior to the installation of the Signage. If Tenant fails to timely remove the Signage, then the Signage shall conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without further notice to Tenant or any other person and without obligation to account therefor. Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord in connection therewith within thirty (30) days of Landlord’s invoice. The provisions of this paragraph shall survive the expiration or earlier termination of the Lease.

11. Liability Following Tenant Assignment. The sixth sentence of Article 24 of the Lease is hereby amended to provide that Tenant shall not have any liability under the Lease following the expiration of the then-current Term of the Lease: (i) in the event of any Permitted Transfer where the Tangible Net Worth of the resulting Tenant entity is not less than the Tangible Net Worth of Tenant on the date of this Amendment; or (ii) following any assignment of the Lease by Tenant that is consented to by Landlord in writing (Tenant acknowledging that Landlord may refuse to consent to such assignment on the basis of such release, or may condition its consent upon no release). “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent transfer shall be subject to the terms of Article 24.

12. Brokers. Tenant and Landlord each represent and warrant to the other that neither party has dealt with any real estate agent or broker in connection with this Amendment other than CBRE, Inc. (representing Landlord) and Cresa Phoenix (representing Tenant), and Landlord and Tenant each agrees to indemnify, defend and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Landlord or Tenant with regard to this leasing transaction.

13. Ratification/No Default. Except as modified by this Amendment, the Lease and all the terms, covenants, conditions and agreements thereof are hereby in all respects ratified, confirmed and approved. Tenant hereby affirms that to Tenant’s actual knowledge on the date hereof, no breach or default by either party has occurred and that the Lease, and all of its terms, conditions, covenants, agreements and provisions, except as hereby modified, are in full force and effect with no defenses or offsets thereto.

14. Miscellaneous. This Amendment contains the entire understanding between the parties with respect to the matters contained herein. Except as modified by this Amendment, the Lease shall remain unchanged and shall continue in full force and effect. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Amendment, except as are contained herein and in the Lease. This Amendment may not be changed orally, but only by an agreement in writing signed by both parties. The captions appearing

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in this Amendment are inserted only as a matter of convenience and in no way shall define, amplify, limit, construe, or describe the scope or intent of any section of this Amendment.

15. Authority/Representations. Tenant hereby represents and warrants to Landlord that: (a) Tenant is in good standing under the laws of the State of Delaware; (b) Tenant has full corporate power and authority to enter into this Amendment and to perform all of Tenant’s obligations under the Lease, as amended by this Amendment; and (c) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so. Tenant represents and warrants to Landlord that Tenant has not made any assignment, sublease, transfer, conveyance or other disposition of Tenant’s interest in and to the Original Premises.

16. Counterparts. This Amendment may be executed in any number of identical counterparts each of which shall be deemed to be an original and all, when taken together, shall constitute one and the same instrument. A facsimile or similar transmission of a counterpart signed by a party hereto shall be regarded as signed by such party for purposes hereof.

17. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and this instrument is not effective as a lease amendment or otherwise until executed and delivered by both Landlord and Tenant.

18. Limitation of Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of the Lease as amended by this Amendment or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.

For the purposes of this Section 17, the term “interest of Landlord in the Building” shall include the unencumbered rents, profits and proceeds of sale of the Building; provided, however, so long as the Building (or the entity owning the Building) is owned by a pension fund, trust, REIT or similar ownership structure, Tenant’s right to recover proceeds of sale in connection with a judgment against Landlord is contingent upon Tenant delivering written notice of any claims within thirty (30) days of Tenant’s receipt of written notice from Landlord of a sale (or pending sale) of the Building so that Landlord may take appropriate measures to hold back sufficient funds in connection with such claims prior to distribution of sales proceeds to the pension fund, trust, REIT or similar ownership structure.

[Signature page follows]

GAINEY CENTER II/TPI COMPOSITES, INC.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment as of the Effective Date.

LANDLORD:

GAINEY CENTER II, LLC, a Delaware limited liability company

By:	ICRE REIT HOLDINGS, a Maryland real estate investment trust, its sole member

	By:	/s/ Terrell Weatherl
	Name:	Terrell Weatherl
	Title:	Vice President

TENANT:

TPI COMPOSITES, INC., a Delaware corporation

By:	/s/ William E. Siwek
Name:	William E. Siwek
Title:	Chief Financial Officer

GAINEY CENTER II/TPI COMPOSITES, INC.

EXHIBIT A

NEW SPACE

GAINEY CENTER II/TPI COMPOSITES, INC.

EXHIBIT A-1

LICENSE AREA

GAINEY CENTER II/TPI COMPOSITES, INC.

EXHIBIT B

WORKLETTER

1. Acceptance of Premises. Except for Landlord’s payment of the Construction Allowance (and Additional Allowance if applicable), each as defined below, Tenant accepts the New Space in “AS-IS” condition on the date that this Amendment is entered into.

2. Space Plans. Attached hereto as Exhibit A is a space plan indicating improvements Tenant desires to make to the New Space (the “Space Plan”), which Space Plan has been approved by Landlord.

3. Working Drawings.

(a) Preparation and Delivery. On or before the date which is thirty (30) days following full execution of this Amendment (the “Working Drawings Delivery Deadline”), Tenant shall provide to Landlord for its approval final working drawings, prepared by Roberta Thomas of Evolution Design (the “Architect”), of all improvements that Tenant proposes to install in the New Space; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable laws.

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within ten (10) business days after Tenant’s submission thereof, which approval shall not be unreasonably withheld so long as such working drawings are consistent with the Space Plan. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five (5) business days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five (5) business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord.

(c) Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s structure or any of the Building’s systems, then the working drawings pertaining thereto must be approved by Landlord’s engineer. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s structure or the Building’s systems (including the Building’s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’s Common Areas or elevator lobby areas, (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon are performed in accordance with the Construction Rules and Regulations attached hereto as Exhibit G. As used herein, “Working Drawings” shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” shall mean all improvements to be constructed in substantial accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other

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areas of the Building as a result of the improvements indicated by the Working Drawings. Plans and specifications of the Work will be subject to City and State review and approval. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Tenant shall cause the Work to be performed in substantial accordance with the Working Drawings and this Amendment.

(d) Cresa Project Management (“Project Manager”) shall manage the construction of the Work on behalf of Tenant, provided that Tenant must use engineers: (i) reasonably selected by Landlord in connection with fire life safety systems; and (ii) selected by Tenant and reasonably approved by Landlord for any portion of the Work related to mechanical, electrical and plumbing systems. Project Manager’s fees may be paid out of the Construction Allowance. Landlord shall have the right to have its construction management team oversee the Work on behalf of the Building and Landlord, provided that Landlord shall not charge a construction management fee in connection therewith.

4. Bidding of Work. Tenant has selected Willmeng Construction, Inc. as its general contractor for the performance of the Work, and Landlord has approved such selection. After Tenant’s receipt of bids for the Work, if the estimated Total Construction Costs (defined in Section 8 below) are expected to exceed the Construction Allowance (defined in Section 9 below), Tenant may value engineer any of Tenant’s requested alterations. In such case, Tenant shall notify Landlord of any items in the Working Drawings that Tenant desires to change within two (2) business days after receipt of such bids.

5. Change Orders. If Tenant desires changes in the Work, each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, if such requested change would adversely affect (in the reasonable discretion of Landlord) (a) the Building’s structure or the Building’s systems (including the Building’s restrooms or mechanical rooms), (b) the exterior appearance of the Building, or (c) the appearance of the Building’s Common Areas or elevator lobby areas, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Work, furnish Landlord with an accurate architectural “as-built” plan of the Work as constructed, which plan shall be incorporated into this Exhibit B by this reference for all purposes.

6. Definitions. As used herein “Substantial Completion.” “Substantially Completed,” and any derivations thereof mean the Work in the New Space has been performed in substantial accordance with the Working Drawings, as reasonably determined by Architect and Landlord (other than any details of construction, mechanical adjustment or other similar matter, the noncompletion of which does not materially interfere with Tenant’s use or occupancy of the New Space).

7. Walk-Through; Punchlist. When Tenant considers the Work in the New Space to be Substantially Completed, Tenant will notify Landlord and within three (3) business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the New Space and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s

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representative shall unreasonably withhold his or her agreement on punchlist items. Tenant shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within thirty (30) days after agreement thereon; however, Tenant shall not be obligated to engage overtime labor in order to complete such items.

8. Costs. Any and all hard and soft costs of performing the Work (including without limitation design of the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical and HVAC usage during construction, additional janitorial services, general tenant signage, related city fees, data cabling/IT equipment, security readers, taxes and insurance costs, and Project Manager’s fees, all of which costs are herein collectively called the “Total Construction Costs”) shall be paid by Tenant (subject to the Construction Allowance (and Additional Allowance if applicable), provided that the Construction Allowance and Additional Allowance may not be used for audio visual equipment, furniture or other personal property not related to permanent improvements). Upon approval of the Working Drawings, Tenant shall promptly execute a work order agreement which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance (and if Tenant has elected same at such time, the Additional Allowance or portion thereof).

9. Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $40.00 per rentable square foot in the New Space ($531,400.00, the “Construction Allowance”) to be applied toward the Total Construction Costs (provided that the Construction Allowance and Additional Allowance may not be used for audio visual equipment, furniture or other personal property not related to permanent improvements).

(a) The Construction Allowance shall be disbursed in accordance with the schedule set forth in (c) below. If the projected cost of the Work exceeds the Construction Allowance, the cost of the Work in excess of the Construction Allowance is referred to herein as the “Excess Costs”. Provided Tenant shall not be in default of any of its obligations under this Lease, Landlord agrees to fund, on a pro rata basis with Tenant, disbursements of the Construction Allowance (less retainage amounts as set forth below) concurrently with Tenant’s funding of its pro rata share of the Excess Costs. For avoidance of doubt, Landlord and Tenant acknowledge that Landlord’s pro rata share of a payment due towards the cost of the Work (where there are costs over and above the Construction Allowance) shall be based on the ratio that the Construction Allowance bears to the total projected cost of the Work, and Tenant’s pro rata share shall be the percentage share remaining after subtracting Landlord’s pro rata share from 100.

(b) Landlord shall have the right to withhold reasonable retainage of the Construction Allowance (and Additional Allowance if applicable) and to file notices of completion in the applicable county records in accordance with state law. The obligation of Landlord to make each such disbursement of the Construction Allowance (and Additional Allowance if applicable) is subject to the condition precedent that, on the date of such disbursement, no event has occurred and is continuing which constitutes a default of Tenant under the Lease (as amended by this Amendment) (provided that following the cure of such default Landlord shall fund the disbursement not disbursed due to such default). After each disbursement of the Construction Allowance (or any portion thereof) (and Additional Allowance if applicable, or portion thereof) by Landlord to Tenant, Tenant shall be solely responsible for disbursement to Tenant’s general contractor, subcontractors, architect, engineers and material suppliers of payments for the Total

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Construction Costs (limited as set forth above). The Construction Allowance must be used within nine (9) months following the New Space Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto. Prior to the date of this Amendment, Landlord made available to Tenant a test fit allowance of $0.12 per rentable square foot in the New Space ($1,594.20, the “Test Fit Allowance”), which Test Fit Allowance if actually paid to Tenant (or its space planner) will be deducted from the Construction Allowance.

(c) Landlord shall make payments of the Construction Allowance as follows (subject to the pro rata disbursement as described in (a) above):

(i) First Payment Through Fifth Payments. Within thirty (30) days following Landlord’s receipt of a written request from Tenant for a draw on the Construction Allowance (such request not to be given more than once a calendar month, and no more than in five (5) such monthly draws (for a total of six (6) payments including the Final Disbursement as defined below), each such request for an amount not less than $50,000 of the Construction Allowance) together with the Supporting Documents. As used herein, the term “Supporting Documents” shall mean, with respect to each disbursement (excluding the final disbursement) of the Construction Allowance hereunder:

(1) a written certification reasonably satisfactory to Landlord, signed by a responsible officer of Tenant certifying an itemized statement of the actual costs and expenses incurred by Tenant with respect to the Work performed and the materials provided in connection with the design, planning and construction of the Work, or the other costs to be paid out of the Construction Allowance, together with a true and complete copy of all relevant invoices from subcontractors performing $1,000.00 or more work and materials suppliers supplying $1,000.00 or more materials, to Tenant’s general contractor and from Tenant’s general contractor to Tenant therefor;

(2) an affidavit signed by Tenant’s general contractor affirming that all subcontractors, laborers, artisans, mechanics and material suppliers engaged in or supplying labor or materials for the design, planning and construction of the Work have been paid in full, with the exception only of labor and materials supplied to complete “punch list” items;

(3) a waiver of liens with respect to the New Space and the Building, executed by Tenant’s general contractor and, if obtainable on the condition that they not be delivered and released except upon payment to Tenant’s general contractor, a waiver of liens executed by all subcontractors, laborers, artisans, mechanics and material suppliers engaged in or supplying labor or materials for the design, planning and construction of the Work in the amount of $1,000.00 or more; provided, however, if a claim of lien or a lien has been filed by any such subcontractor, laborer, artisan, mechanic or material supplier, Tenant shall obtain an unconditional waiver of such lien before Landlord shall be obligated to disburse the relevant installment of the Construction Allowance;

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(4) a written certification by Tenant’s Architect to the effect that the Work installed to date have been completed substantially (i.e., subject only to the completion of “punch list” items) in accordance with the approved Working Drawings and applicable legal requirements; and

(5) AIA documents G702 and G703 or their equivalents.

(iii) Sixth and Final Payment/Final Disbursement. Within thirty (30) days following Landlord’s receipt of a written request from Tenant for a final draw on the Construction Allowance (the “Final Disbursement”), together with the Final Documents (as defined herein), Landlord shall pay the remaining balance of the Construction Allowance (and Additional Allowance, if applicable, reduced by the Test Fit Allowance if same was funded previously). As used herein, the term “Final Documents” shall mean:

(1) a copy of the certificate of occupancy for the New Space issued by the appropriate governmental authority adequate to support occupancy of the New Space (provided if such certificate of occupancy is temporary in nature, Tenant shall be obligated to diligently pursue the issuance of the permanent certificate of occupancy for the New Space, a copy of which shall be promptly delivered by Tenant to Landlord);

(2) a written certification reasonably satisfactory to Landlord, signed by a responsible officer of Tenant of the final, actual costs and expenses incurred by Tenant with respect to the work performed and the materials provided in connection with the design, planning and construction of the Work, together with a true and complete copy of all relevant invoices from subcontractors performing $1,000.00 or more work and materials suppliers supplying $1,000.00 or more materials, to Tenant’s general contractor and from Tenant’s general contractor to Tenant therefor, and (ii) that all such costs and expenses have been paid in full prior to delinquency;

(3) an affidavit signed by Tenant’s general contractor affirming that all subcontractors, laborers, artisans, mechanics and material suppliers engaged in or supplying labor or materials for the design, planning and construction of the Work have been paid in full prior to delinquency, with the exception only of labor and materials supplied to complete “punch list” items;

(4) a final waiver of liens with respect to the New Space and the Building executed by Tenant’s general contractor and all subcontractors, laborers, artisans, mechanics and material suppliers engaged in or supplying labor or materials for the design, planning and construction of the Work in the amount of $1,000.00 or more; provided, however, if a claim of lien or a lien has been filed by any such subcontractor, laborer, artisan, mechanic or material supplier, Tenant shall obtain an unconditional waiver of such lien before Landlord shall be obligated to disburse the final installment of the Allowance;

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(5) a written certification by Tenant’s Architect to the effect that all of the Work has been completed substantially (i.e., subject only to the completion of “punch list” items) in accordance with the approved Working Drawings and applicable legal requirements;

(6) a complete set of “as built” plans for the Work; and

(7) AIA documents G702 and G703 or their equivalents.

10. Additional Allowance. At Tenant’s election, Landlord shall contribute an additional sum not to exceed $5.00 per rentable square foot in the New Space ($66,425.00, the “Additional Allowance”) toward Total Construction Costs. The amount of the Additional Allowance actually utilized by Tenant shall be amortized as additional Minimum Rent over the eighty-four (84) months following the Abatement Months during the New Space Term at eight percent (8%) per annum, in the same manner as a loan having equal monthly payments of principal and interest. Tenant’s election to use all or a portion of the Additional Allowance shall be made by written notice to Landlord given no later than five (5) days after Substantial Completion. Within ten (10) days after Landlord’s request, Tenant shall execute and return an amendment modifying the Minimum Rent accordingly. If Tenant fails timely: (i) to make its election regarding utilization of the Additional Allowance; or (ii) to execute and return the required lease amendment, then Landlord shall automatically be released from its obligation to contribute the Additional Allowance.

11. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Alexis Matt
CBRE | Asset Services
1630 S. Stapley Drive, Suite 212
Mesa, AZ 85204
Telephone: 480-507-1802
Email: alexis.matt@cbre.com

Tenant’s Representative:	Kelly Branch
Cresa Phoenix
2398 E. Camelback Road, Suite 900
Phoenix, AZ 85016
Telephone: 602-918-0058 cell | 602-648-4696 direct
Email: kbranch@cresa.com

GAINEY CENTER II/TPI COMPOSITES, INC.

EXHIBIT C

RENEWAL OPTION

If Tenant has not committed an Event of Default at any time during the New Space Term, and Tenant is occupying the entire Premises at the time of such election, Tenant may renew the Lease for one (1) additional period of five (5) years, by delivering written notice of the exercise thereof to Landlord not later than twelve (12) months before the expiration of the New Space Term. The Minimum Rent payable for each month during such extended Term shall be the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of such extended Term, for renewals of space in comparable buildings in the central Scottsdale market, of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account. Within thirty (30) days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of Landlord’s determination of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Minimum Rent, if any, and the other terms and conditions offered. Tenant shall, within ten (10) days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate.

If Tenant timely notifies Landlord that Tenant rejects Landlord’s determination of the Prevailing Rental Rate, then the Prevailing Rental Rate as of commencement of the renewal Term shall be determined as follows: within thirty (30) days after receipt of Landlord’s notice specifying Landlord’s determination of the Prevailing Rental Rate, Tenant, at its sole cost, shall obtain and deliver in writing to Landlord a determination of the Prevailing Rental Rate for the Premises for a term equal to the renewal Term from a broker (“Tenant’s Broker”) licensed in the State of Arizona and with not less than ten (10) years’ experience in leasing space in comparable buildings in the central Scottsdale market. If Landlord accepts such determination, the Minimum Rent for the renewal Term shall be adjusted to an amount based upon the Prevailing Rental Rate determined by Tenant’s Broker. If Landlord does not accept such determination within fifteen (15) days after receipt of the determination by Tenant’s Broker, Landlord shall designate a broker (“Landlord’s Broker”) licensed in the State of Arizona and with not less than ten (10) years’ experience in leasing space in comparable buildings in the central Scottsdale market. If Landlord’s Broker and Tenant’s Broker cannot together agree on the Prevailing Rental Rate, Landlord’s Broker and Tenant’s Broker shall name a third broker, similarly qualified, within five (5) days after the appointment of Landlord’s Broker. Each of said three (3) brokers shall determine the Prevailing Rental Rate for the Premises as of the commencement of the renewal Term for a five (5) year term within fifteen (15) days after the appointment of the third broker. The Minimum Rent payable by Tenant effective as of the commencement of the renewal Term shall be adjusted to an amount equal to the arithmetic average of such three determinations; provided, however, that if any such broker’s determination deviates more than ten percent (10%) from the median of such determinations, the Minimum Rent payable shall be an amount equal to the average of the two closest determinations. Landlord shall pay the costs and fees of Landlord’s Broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant’s Broker in connection with such determination. The costs and fees of any third broker shall be paid one half ( 1⁄2) by Landlord and one half ( 1⁄2) by Tenant.

Upon the determination of the Minimum Rent for the renewal Term as aforesaid, or if Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the renewal Term, Landlord and Tenant shall execute

GAINEY CENTER II/TPI COMPOSITES, INC.

an amendment to the Lease extending the Term on the same terms provided in the Lease (as amended by this Amendment), except as follows:

(a) Minimum Rent shall be adjusted to the Prevailing Rental Rate;

(b) The Base Year for calculating the Expense Stop shall be calendar year 2023, Tenant shall pay actual Operating Expenses in excess of such Base Year for calendar year 2024, and the Cap shall be applicable to Operating Expenses for calendar year 2025 and the other remaining years of such renewal Term;

(c) Tenant shall have no further renewal option unless expressly granted by Landlord in writing;

(d) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements; and

(e) Tenant shall pay for the parking spaces which it is entitled to use at the then-market rates from time to time charged to patrons of the Parking Garage (plus all applicable taxes).

If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to renew the Lease.

Tenant’s rights under this Exhibit shall terminate if (1) the Lease or Tenant’s right to possession of the Premises is terminated, (2) other than pursuant to a Permitted Transfer, Tenant assigns any of its interest in the Lease or sublets any portion of the Premises, (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof, or (4) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of this Amendment.

GAINEY CENTER II/TPI COMPOSITES, INC.

EXHIBIT D

RIGHT OF FIRST OFFER

Subject to renewal or expansion options of other tenants existing on the date of this Amendment (“Prior Rights”), and provided no Event of Default then exists, Landlord shall, prior to offering the same to any party (other than tenants with Prior Rights), first offer to lease to Tenant the space adjacent to the New Space on the first floor of the Building and shown on Exhibit D-1 attached hereto (the “Offer Space”) in an “AS-IS” condition; such offer shall be in writing and specify the lease terms for the Offer Space, including the rent to be paid for the Offer Space (which if leased by Tenant within the twelve (12) month period following the New Space Commencement Date shall be upon the same per square foot Minimum Rent rate, with a pro-rata share of the $40.00 per square foot Construction Allowance based upon the number of months remaining in the Term of the Lease on the date of commencement of the Term relating to the Offer Space and the number of months the Offer Space is available (if less than the entire Term), otherwise same shall be at prevailing market rates for the Building) and the date on which the Offer Space shall be included in the Premises (the “Offer Notice”). Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Offer Space on the terms set forth in the Offer Notice, within five (5) business days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease the Offer Space, then Landlord and Tenant shall execute an amendment to the Lease, effective as of the date the Offer Space is to be included in the Premises, on the terms set forth in the Offer Notice and, to the extent not inconsistent with the Offer Notice terms, the terms of the Lease (as amended by this Amendment). The term of the lease on the Offer Space shall be the greater of: (i) the remaining term of the Lease; and (ii) three (3) years (with the term of the Lease for the Premises being extended if necessary to expire co-terminously with such 3-year term on the Offer Space). Notwithstanding the foregoing, if prior to Landlord’s delivery to Tenant of the Offer Notice, Landlord has received an offer to lease all or part of the Offer Space from a third party (a “Third Party Offer”) and such Third Party Offer includes space in excess of the Offer Space, Tenant must exercise its rights hereunder, if at all, as to all of the space contained in the Third Party Offer.

If Tenant fails or is unable to timely exercise its right hereunder, then Landlord may lease all or a portion of the Offer Space to third parties on such terms as Landlord may elect, Tenant’s right being a one-time right only. Tenant may not exercise its rights under this Exhibit if an Event of Default exists or Tenant is not then occupying the entire Premises.

GAINEY CENTER II/TPI COMPOSITES, INC.

EXHIBIT D-1

OFFER SPACE

GAINEY CENTER II/TPI COMPOSITES, INC.

EXHIBIT E

PARKING SPACES

Covered reserved (surface level)

GAINEY CENTER II/TPI COMPOSITES, INC.

EXHIBIT E (continued)

PARKING SPACES

Rooftop

GAINEY CENTER II/TPI COMPOSITES, INC.

EXHIBIT F

TENANT’S SIGNAGE

GAINEY CENTER II/TPI COMPOSITES, INC.

EXHIBIT G

CONSTRUCTION RULES AND REGULATIONS

[See Attached]

GAINEY CENTER II/TPI COMPOSITES, INC.

GAINEY CENTER II

CONSTRUCTION RULES AND REGULATIONS

Contacts

Real Estate Manager	Alexis Matt 480-507-1802
Assistant Real Estate Manager	Korbin Johnson 480-507-1802
Chief Engineer	Paul Richardson 480-507-1802
After Hours Access Clearances	Must be scheduled with Management ahead of time

Building Hours: 6:00 a.m. – 6:00 p.m. Monday - Friday

Rules

All general contractors, subcontractors, suppliers, vendors, etc. shall be immediately advised of the following rules concerning their proper conduct within the building. It is the general contractor’s responsibility to ensure that their subcontractors read and understand these rules and regulations. Ignorance of these rules is neither a waiver of liability nor responsibility.

Access to Jobsite

1.	Access to any construction job site is restricted to the general contractor and their subcontractors. All unauthorized persons will be asked to leave the job site. All contractors and subcontractors must check in with the building engineer so security knows where they are in the building. They will leave a copy of the identification and retrieve it when they are finished for the day.

2.	Contractor must inform the management office in writing of construction start and completion dates. They must also provide the management office with a construction schedule and a list of subcontractors, contact names, and phone numbers. In addition, Contractor must supply the management office with current certificates of insurance for all contractors and sub-contractors (see insurance requirements below).

3.	The driveway in front of the building is for loading and unloading only with a 20 minute maximum. The delivery of merchandise, supplies, fixtures, and other materials or goods to and from the work area and all loading, unloading, and handling MUST be done BEFORE or AFTER Building Hours and scheduled in advance with the Management office for security clearance. Small 1 trip loads may be done between 9 am – 11am or 1 pm to 4 pm.

4.	Any work that involves loud noises or strong odors MUST be done BEFORE or AFTER Building Hours.

CBRE Asset Services

1630 S. Stapley Drive, Suite 212, Mesa, AZ 85204

480-507-1802 Phone ¡ Fax 480-507-1805

GAINEY CENTER II/TPI COMPOSITES, INC.

GAINEY CENTER II

5.	Construction crews shall provide their own parking. Any unauthorized vehicle in the loading dock area shall be ticketed and towed at its expense.

6.	The padded elevators are to be used solely for the transportation of materials and are available for contractor and general building use. After hours scheduling of elevators must be coordinated with the Management office. Stocking and/or vertical movement through the building of materials and/or personnel and equipment for tenant finish work shall be facilitated by use of the padded elevators only. At no time shall Contractor, its workmen or suppliers, transport equipment or supplies via unpadded elevators. The cost of repairs shall be assessed against Contractor if elevators are damaged by use of contractor or subcontractor employees. It is mandatory that Contractor clean the padded elevator(s) during and after use. Door Opening = 42” x 103” Width =78” Height =88” Depth =64”

7.	Stocking shall take place only BEFORE or AFTER Building Hours and only by use of the loading dock, unless special arrangements have been made in advance. Contractors will not be provided exclusive use of the padded elevators at any time, though 24 hours notice will enhance scheduling opportunities. All materials must be clearly identified prior to being hoisted. The maximum load allowed in the elevators shall not exceed their maximum rated capacity of 3,500 lbs.

8.	Proper floor, wall, door frame and other protections are expected to be provided and maintained for large deliveries of materials, for entrances to construction areas, and common areas located between the freight elevator and construction areas. Construction paths across common areas and/or lobbies must be kept clean at all times and such cleaning will be the responsibility of construction contractor.

9.	All after-hours work must be scheduled in advance through the building management office. If a Contractor deems it necessary to perform work before 6:00 a.m. or after 6:00 p.m. Monday through Friday, or any time during the weekend, it shall be that Contractor’s responsibility to submit a request accordingly to the management office before 3:00 p.m. on that day. After-hours work may not take place without management office prior approval.

10.	After-hours access to tenant spaces or secure floors will require written authorization from the tenant before access will be granted. Extra costs, if any, incurred by Manager to facilitate Contractor’s after-hours work, shall be reimbursed to the Manager by the Contractor.

11.	Contractor must provide the management office with a list of after hours/emergency contact names and phone numbers for 24-hour notification during the length of the construction job.

12.	No equipment or materials are to be stored outside the confines of the specific construction area without written permission from the management office.

CBRE Asset Services

1630 S. Stapley Drive, Suite 212, Mesa, AZ 85204

480-507-1802 Phone ¡ Fax 480-507-1805

GAINEY CENTER II/TPI COMPOSITES, INC.

GAINEY CENTER II

13.	All Fire System testing and inspections are to be scheduled through the office after Building Hours.

Insurance and Indemnification

1.	Contractor shall, subject to all of the terms set fourth below, maintain at its own expense, throughout the life of its performing work at Gainey Center II and the additional time periods specified below, the minimum types and amounts of insurance set fourth below, which insurance shall be placed with insurance companies rated, at a minimum, “A” by Best’s Rating Guide and shall incorporate the provision requiring the giving of written notice to Manager at least thirty (30) days prior to the cancellation, non-renewal, or material modification of any policies as evidenced by return receipt of United States certified mail:

A.	Workers Compensation Insurance affording thirty days written notice of cancellation to Manager. The amount and scope of such insurance shall be the greater of (1) the insurance currently maintained by Contractor, (2) any amounts and scope required by statute or other governing law.

Commercial General Liability Insurance on an occurrence basis in an amount equal to the greater or (1) the insurance currently maintained by Contractor or (2) $2,000,000 each occurrence; and such insurance shall include the following coverages: (1) $2,000,000 completed operations coverage, (2) TBD $1-$50,000,000 blanket contractual coverage, including both oral and written contracts, (3) $2,000,000 personal injury coverage, (4) $2,000,000 general aggregate per project/location, (5) $5,000 medical payments, (6) Gainey Center II, LLC., as Owner INVESCO Real Estate, a division of Invesco Institutional (N.A.), Inc., as Owner’s Advisor and CBRE, Inc., as Property Manager, and Gainey Office Center I, LLC. including completed operations coverage, (7) an endorsement affording thirty days notice to Manager in the event of cancellation of coverage, and (8) an endorsement providing that such insurance as is afforded under Contractor’s policy is primary insurance as respects to the Manager and that any other insurance maintained by Manager is excess and noncontributing with the insurance required hereunder. No endorsement limiting or excluding a required coverage is permitted. In no event shall the deductible on any such policy of insurance exceed $10,000. Claims-made coverage is not acceptable. Please see attached documents for more information regarding insurance requirements. NOTE: THE ADDITIONAL INSURED ENDORSEMENT REQUIRED HEREIN SHALL BE AN ISO FORM (CG 2026 11 85), OR EQUIVALENT.

Endorsements and Certificates of Insurance shall me mailed or faxed to the Certificate Holder as described below:

Gainey Center II

1630 S. Stapley Dr.

Suite 212

CBRE Asset Services

1630 S. Stapley Drive, Suite 212, Mesa, AZ 85204

480-507-1802 Phone ¡ Fax 480-507-1805

GAINEY CENTER II/TPI COMPOSITES, INC.

GAINEY CENTER II

Mesa, AZ 85204

480.507.1805 (Fax)

C.	Business Automobile Liability Insurance in an amount equal to the greater of (1) the insurance currently maintained by Contractor or (2) $1,000,000; and including the following coverages (I) owned autos, (II) hired or borrowed autos, (III) non-owned autos, and (IV) an endorsement affording thirty days written notice of cancellation to Manager in event of cancellation of coverage. No endorsement limiting or excluding a required coverage is permitted.

D.	Contractor shall deliver to Manager written evidence of the above insurance coverages, including the required endorsements, prior to commencing work.

E.	If Contractor fails to furnish and maintain the insurance required herein. Manager may (but is not required to) purchase such insurance on behalf of Contractor, and Contractor shall pay the cost thereof to Manager upon demand and shall furnish to Manager any information needed to obtain such insurance. Moreover, at its discretion. Manager may pay for such insurance with funds otherwise due to Contractor, if work contracted directly with Manager.

F.	If Contractor performs any work on a design-build basis, then Contractor shall also, for all such design work, be required to secure professional liability insurance (either in the name of Contractor or in the name of the engineer or other design professional performing the design work) in an amount equal to the greater of (1) the insurance currently maintained by the engineer or other design professional performing such design work, or (2) $2,000,000; on a claims-made basis. Said insurance shall be maintained at all times during the engineer’s or other design professional’s performance in connection with the building, and for a period of five years following completion of related construction. In no event shall the deductible on any such policy of insurance exceed $25,000.

2.

Contractor shall indemnify, defend and hold Gainey Center, LLC & Invesco Advisers, Inc., A/K/A Gainey Center II and CBRE, Inc., and any subsidiary, parent or affiliate corporations of both of them, and all of their directors, officers, agents and employees (collectively, “Manager”) harmless from all losses, claims, liabilities, injuries, costs and expenses that Indemnities may incur by reason of any injury or damage or loss sustained to any person or property or entity arising out of or occurring in connection with Contractor’s alleged or actual acts, errors or omissions or the alleged or actual acts, errors or omissions of any subcontractor of any tier or any other person directly or indirectly employed by them, or any of them, while engaged in the performance of the work at the building, or any activity associated therewith or relative thereto. Contractor’s duty to defend and indemnify Manager shall exist even if the alleged injuries or damages sustained by the claimant are the result in part of Manager’s active or passive negligence, but the duty to defend and indemnify Manager shall not extend to injuries or damages that are the result of Manager’s sole negligence or willful misconduct. Contractor’s duty to defend is separate and distinct from the duty to indemnity and shall immediately arise when a claim is asserted against Manager

CBRE Asset Services

1630 S. Stapley Drive, Suite 212, Mesa, AZ 85204

480-507-1802 Phone ¡ Fax 480-507-1805

GAINEY CENTER II/TPI COMPOSITES, INC.

GAINEY CENTER II

in connection with the performance of Contractor, or those for whom Contractor is liable, in connection with this Contract, and regardless of whether others may owe Manager a duty of defense and or indemnity.

Cooperation

1.	Manager may require that hoardings be constructed around work areas and that all work be conducted and all tools and materials be kept behind such hoardings and that all cutting, drilling or other noisy work is conducted outside occupied tenants’ normal business hours.

2.	The Contractor is responsible at all times for keeping work areas and adjacent areas free from accumulations of waste material and/or rubbish caused by their subcontractors, workmen or suppliers. The Contractor is responsible for leaving the work area in a broom clean condition at the end of each work day. The Contractor is also responsible for the final clean up which shall include but not be limited to light fixtures, windows and trim, entries and public space affected by the work, janitorial rooms, and mechanical rooms. Any repair or cleaning cost incurred by Manager relative to the Contractor’s work, including but not limited to delinquency in attending to repairs or cleaning, shall be paid by the Contractor.

3.	Gainey Center II is a non-smoking building. Smoking is absolutely prohibited in construction areas, common areas, non-public areas the parking garage and loading dock.

4.	Contractors, subcontractors, workmen and suppliers shall be required to use restrooms designated by Manager for use by construction personnel. Damages shall be repaired at the damaging contractor’s expense as reasonably determined by Manager. Use of building restrooms other than those designated are restricted and are off limits to construction personnel. Restroom facilities shall be maintained by the Contractor while work is underway.

5.	Manager also retains the right to deny building access to any individual(s), permanently or temporarily, if in Manager’s sole discretion such individual(s) commit(s) any action which could be considered detrimental to the building, its personnel and/or its tenants.

Technical Procedures

1.	This building has sensitive fire and life safety systems, therefore various precautions need to be taken by Contractor in order to avoid false alarms. These precautions will likely include covering smoke detectors and/or periodically disabling fire alarm zones. Any work that may impact the fire and life safety systems must be coordinated through the building management office. Costs incurred by Manager for false alarms caused by Contractor will be passed on to Contractor. Methods employed to avoid false alarms must not compromise life safety in the building.

CBRE Asset Services

1630 S. Stapley Drive, Suite 212, Mesa, AZ 85204

480-507-1802 Phone ¡ Fax 480-507-1805

GAINEY CENTER II/TPI COMPOSITES, INC.

GAINEY CENTER II

2.	Emergency lighting, life safety and energy management systems shall not be disconnected under any circumstances without prior written approval from Manager. Upon receiving approval, the work shall be scheduled through the building management office 24 hours in advance. Work shall be performed expeditiously and emergency facilities shall be restored immediately upon completion. Additionally, building personnel, who monitor all life safety systems, must be notified at 480-507-1802 prior to any such work being started.

3.	Building return air shafts, and Variable Air Volume (VAV) boxes, where applicable, must be protected under dusty conditions by the use of a suitable filler media. Installation and removal of such media should be coordinated through the properly management office. Proper dust control measures must be used and maintained at all times, including installation of filter media at the return ducts to the air handler room (return air plenum), and pre-filters at the air handler intake located at the front of each unit. Contractor will be responsible for any and all damages to motors and/or variable frequency drive equipment, due to infiltration of contaminants. Air handling rooms must be returned to the same condition at the end of a project as they were before construction commenced.

4.	All abandoned equipment, cabling, ductwork, piping, etc., shall be removed by Contractor at the time it becomes abandoned or at the time it is discovered abandoned. Verify with Manager prior to removal.

5.	No core drilling, concrete removal or structural steel alteration shall be performed without prior written approval of Manager and Manager’s structural engineer, if required. X-rays may be required prior to any and all core drilling. The Contractor must take prudent precautions to ensure that no one (including occupants, visitors, building personnel, inspectors and workmen) will be exposed to potentially harmful rays. Core drilling and X-rays must be performed before 6:00 a.m., and after 6:00 p.m., or on weekends and should be coordinated at least 48 hours in advance through the property management office. In addition certain types of demolition and the use of powder-actuated tools should be coordinated through the management office to minimize conflicts with other tenants in adjacent spaces or floors.

6.	Temporary power is available at the electrical room on each floor. Additional power requirements beyond those provided shall be the responsibility of the Contractor.

7.	All temporary lights shall be provided and maintained by the Contractor. Contractor is responsible for turning off lights and breakers each night.

8.

Manager shall be notified 24 hours in advance before Contractor cuts into any duct, sprinkler line, water meter, or before moving any air handling equipment, thermostat, etc. Additionally, a 24-hour notice shall be given prior to any varnishing, draining of sprinkler lines, or use of toxic materials so that ventilation requirements may be reviewed. Drainage

CBRE Asset Services

1630 S. Stapley Drive, Suite 212, Mesa, AZ 85204

480-507-1802 Phone ¡ Fax 480-507-1805

GAINEY CENTER II/TPI COMPOSITES, INC.

GAINEY CENTER II

of sprinkler lines must occur after hours to avoid odors permeating the building during normal business hours. Additionally, work on sprinkler lines (cutting, draining, etc.) on tenant occupied floors shall occur only after regular business hours. Manager reserves the right to withhold approval for Contractor to use any materials which Manager, in its sole discretion, deems could be harmful to the building or its occupants.

9.	Painting, varnishing, and any processes that involve petroleum or solvent-based chemicals MUST be performed BEFORE or AFTER Building Hours. Latex or water-based processes may be reviewed on a case by case basis for application during normal working hours.

10.	Final fire alarm tie-in shall be performed by Alliance Fire at Contractor’s expense. No exceptions will be considered.

11.	All cabling (including but not limited to telephone and computer cabling) shall be plenum rated and independently supported; existing wires, pipes, conduits, ceiling grid, etc. shall not be used to support cables.

12.	Gainey Center II relies on an energy management system to control its lighting and HVAC. Prior to any demolition or remodeling, Contractor shall review with Manager the location of all related wiring, sensors and thermostats and ensure they are not damaged in conjunction with Contractor’s work. In the event that temporary removal is necessary, Contractor shall obtain Building Management’s prior approval, which shall require a plan for their relocation/re-installation. Unapproved removal of any components in this system will result in a back charge to the Contractor for repair, replacement and incidental costs.

13.	Contractor must have a minimum 10 lb. ABC fire extinguisher on the construction site at all times.

14.	All flammable, combustible, and toxic materials are to be stored in approved containers supplied by the contractor at all times. No gasoline-powered devices will be permitted within the building. All equipment will be electrically operated. All hazardous materials must be removed by the Contractor according to EPA and OSHA guidelines upon completion of the project.

15.	No one shall be allowed to endanger the building or its occupants in any manner whatsoever. Contractor shall immediately correct any hazardous conditions. If contractor fails to correct the hazardous condition, CBRE Management reserves the right to correct the situation at contractor’s expense.

16.	All construction debris shall be removed on a timely basis and shall not be allowed to produce a fire hazard. If contractor fails to keep the premises clean. Manager reserves the right to remove the debris at the contractors’ expense.

CBRE Asset Services

1630 S. Stapley Drive, Suite 212, Mesa, AZ 85204

480-507-1802 Phone ¡ Fax 480-507-1805

GAINEY CENTER II/TPI COMPOSITES, INC.

GAINEY CENTER II

17.	Existing window blinds should be pulled to the top of the window and covered in plastic for duration of the job.

18.	Retail construction areas must utilize paper window coverings at all times during the construction process.

19.	Tenant telephone equipment may not be installed in the building telephone closets. Tenant telephone equipment must be installed within the tenant’s leased premises. Please notify the management office if tenant communications equipment is planned for installation in the building telephone closet.

Code Compliance

The Contractor, at its sole expense, shall procure all legally required permits relative to the construction work, and shall, during construction, comply with all applicable legal requirements. The construction work shall, once completed, comply with all applicable laws, ordinances, regulations, codes or orders of any state, municipal or other public authority affecting same, and with all requirements of the local fire rating insurance organization, the Scottsdale Fire Department and other similar bodies.

Safety

1.	All state, local and federal safety rules and regulations must be observed at all times. All contractors shall cooperate in every detail with any and all other safety requirements imposed by Manager.

2.	Each Contractor shall be responsible for providing and maintaining its own first aid kit.

3.	Contractor shall ensure that proper working attire is worn at all times Contractor’s workmen are on site.

4.	Contractor must comply with all applicable EPA and OSHA guidelines concerning asbestos. Proper training consistent with OSHA regulations is required prior to project commencement.

5.	Contractor must comply with all federal, state and local codes pertaining to hazardous materials. Contractor must supply appropriate documentation including but not limited to Material Safety Data Sheets covering materials used on this job. All hazardous and toxic materials must be stored in original containers with D.O.T. approved labels in a location specified by building management. Manager reserves the right to restrict and/or deny the presence of toxic or flammable materials in the building. Information relative to any toxic or flammable materials shall be provided to Manager before such materials are brought into the building.

CBRE Asset Services

1630 S. Stapley Drive, Suite 212, Mesa, AZ 85204

480-507-1802 Phone ¡ Fax 480-507-1805

GAINEY CENTER II/TPI COMPOSITES, INC.

GAINEY CENTER II

6.	AT NO TIME SHALL CONTRACTORS EMPLOY METHODS TO PREVENT STAIRWELL DOORS FROM CLOSING AND LATCHING. THIS IS A CODE VIOLATION THAT WOULD SEVERELY IMPACT THE PRESSURIZATION ASPECT OF THE BUILDING’S FIRE SAFETY SYSTEM DURING AN EMERGENCY.

Damage Prevention

1.	Contractors are only permitted access to the specific floors on which they are working. All oilier areas are considered off limits.

2.	Any access required into a finished area shall be coordinated by the Contractor through Manager. The Contractor shall then assume complete responsibility for the area and shall bear all costs for repair or new of existing work.

3.	Contractors doing work on an occupied floor are required to protect all finished floors and walls as necessary, but with a minimum 6 mil. Visqueen until all major deliveries have been received and all drywall work is completed. Repairs for any associated damage shall be the responsibility of the Contractor.

4.	Each Contractor will be responsible for properly protecting and safeguarding its work. The Manager shall not in any way be held liable for damage or loss to Contractor’s work. Damage shall, however, be paid for by the damaging contractor as determined solely by Manager.

5.	Any damage to existing base building work shall be the responsibility of the damaging contractor as determined by Manager.

6.	Janitor closet(s) shall become the Contractor’s responsibility upon start-up of work. Upon completion of work, Manager shall inspect the janitor closet(s) and, if necessary, may complete clean-up, routing, repainting, etc. Associated costs shall be forwarded to the Contractor. Janitor closets, electrical closets, and telephone rooms shall not be used for storage at any time.

7.	Manager shall have sole determination with respect to the appropriate incidental charges (i.e., damage or non-compliance charges) allocated to Contractor.

Other

1.	Manager may inspect construction areas at any time, and stop work if Contractor is not in compliance with these rules and/or not performing work in accordance with plans and specifications approved by Manager. Such work stoppage shall not relieve Contractor of its responsibility for timely completion of work pursuant to any contractual agreement.

CBRE Asset Services

1630 S. Stapley Drive, Suite 212, Mesa, AZ 85204

480-507-1802 Phone ¡ Fax 480-507-1805

GAINEY CENTER II/TPI COMPOSITES, INC.

GAINEY CENTER II

2.	Since there is inadequate room on site for dumpsters, Contractor must arrange for removing trash from the building. Hauling must be scheduled after-hours.

3.	Contractors and subcontractors shall be responsible for providing all necessary tools and equipment to perform the work.

4.	Manager does not provide for the Contractor’s security at the job site. Security shall be the responsibility of the Contractor. Manager must be provided two (2) master keys for each “lock-off” area under the control of a Contractor.

5.	Provisions for Contractor’s job site telephones shall be Contractor’s responsibility.

6.	No build-out materials are to be taken from Manager’s stock unless Contractor has obtained prior written approval to use such materials (in specified quantities) from Manager, to the extent that Manager has any stock available. A complete list of requested materials is needed and 24 hours’ notice required prior to pick-up.

7.	At the completion of the job, deliver any warranty information, as-built drawings, air balance reports, and a copy of the Certificate of Compliance to the CBRE Management office.

8.	Contractors, subcontractors and suppliers shall be responsible for submitting lien releases at the time final payment is made. If such lien releases are received by a tenant, they shall be forwarded to Manager.

9.	Where a Contractor is engaged directly by a tenant, all references to “Manager” herein shall be considered “Landlord.” The tenant is responsible for the performance of the Contractor, their subcontractors, workmen and suppliers, as well as any expenses incurred by the Contractor from Manager. No work shall commence without Manager’s advance written approval of plans. Any relative action detrimental to the building and/or its tenants shall become the sole responsibility of that tenant.

10.	NO RADIOS, television sets, or recorded music will be allowed on the construction site (headsets may be used).

11.	Regulations supplemental to those above may be incorporated as part of these Construction Rules if deemed appropriate by Manager.

12.	Gainey Center II is certified LEED Gold. We ask that during construction you use sustainability and recycling practices.

CBRE Asset Services

1630 S. Stapley Drive, Suite 212, Mesa, AZ 85204

480-507-1802 Phone ¡ Fax 480-507-1805

GAINEY CENTER II/TPI COMPOSITES, INC.